SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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RENEWABLE ENERGY GROUP, INC.
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RENEWABLE ENERGY GROUP, INC.
416 South Bell Avenue
Ames, Iowa 50010
Notice of Annual Meeting of Stockholders
To Be Held May 18, 2021
The 2021 Annual Meeting of Stockholders of Renewable Energy Group, Inc. will be held at our principal executive offices located at 416 South Bell Avenue, Ames, Iowa, 50010, on May 18, 2021, at 10:00 a.m., Central Time. We are holding the Annual Meeting to:

1	Elect three Class I directors to serve until the 2024 Annual Meeting of Stockholders or until each such director's successor is elected and qualified;

2	Hold an advisory “say-on-pay” vote to approve the compensation of our named executive officers;

3	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021; and

4	Approve the Renewable Energy Group, Inc. 2021 Stock Incentive Plan.
We also will transact any other business that may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.
We have selected the close of business March 22, 2021 as the record date for determining the stockholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.
Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy. You may vote over the internet, by telephone or by mail. Please review the instructions under the section entitled “How do I vote my shares?” of the attached proxy statement regarding each of these voting options.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 18, 2021
We expect to commence providing and making available this proxy statement on or about April 5, 2021. The proxy statement and annual report to stockholders and the means to vote by Internet are available at www.ProxyVote.com.

By Order of the Board of Directors,

/s/ Eric M. Bowen

Eric M. Bowen Corporate Secretary

i

RENEWABLE ENERGY GROUP, INC.
PROXY STATEMENT
Annual Meeting of Stockholders
This proxy statement is being furnished to stockholders of Renewable Energy Group, Inc. in connection with the solicitation of proxies by our Board of Directors (the "Board") for use at our 2021 Annual Meeting of Stockholders (the "Annual Meeting"), which is described below. We expect to commence providing and making available this proxy statement on or about April 5, 2021.
References to “the Company,” “we,” “us” or “our” throughout this proxy statement mean Renewable Energy Group, Inc.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on May 18, 2021, at 10:00 a.m., Central Time, at our principal executive offices, which are located at 416 South Bell Avenue, Ames, Iowa.
What items will be voted on at the Annual Meeting?
As to all holders of our Common Stock, the purpose of the Annual Meeting is to:
•Elect three Class I directors (James C. Borel, Cynthia J. Warner and Walter Berger) to serve until the 2024 Annual Meeting of Stockholders or until each such director's successor is elected and qualified;
•Hold an advisory “say-on-pay” vote to approve the compensation of our named executive officers;
•Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021; and
•Approve the Renewable Energy Group, Inc. 2021 Stock Incentive Plan.

We will also transact any other business that may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.
How does the Board recommend that I vote?
Our Board unanimously recommends that you vote:
•FOR each director nominee;
•FOR advisory approval of the compensation of our named executive officers;
•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021; and
•FOR the approval of the Renewable Energy Group, Inc. 2021 Stock Incentive Plan.
Who is entitled to vote at the Annual Meeting?
Stockholders who owned Common Stock at the close of business on March 22, 2021, the record date for the Annual Meeting, may vote at the Annual Meeting. For each share of Common Stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.
Who will engage in a solicitation of proxies? Who will bear the cost of that solicitation?
Solicitation of proxies will be primarily by mail. We will bear the cost of soliciting proxies from stockholders. In addition to solicitation by mail, our directors, officers, employees, and agents may solicit proxies by telephone, internet, or otherwise. These directors, officers, and employees will not be additionally compensated for the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold our Common Stock of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners of our Common Stock for their reasonable expenses incurred in forwarding such materials.
Stockholders who authorize their proxies through the internet should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers and these costs must be borne by the stockholder.
Who will tabulate the votes and act as inspector of election?
Eric M. Bowen, our Corporate Secretary, will act as the inspector of election at the Annual Meeting.

How do I vote my shares?
You may vote your shares in one of several ways, depending upon how you own your shares.
Shares registered directly in your name with REG (through our transfer agent, Computershare):
•Via Internet: Go to http://www.proxyvote.com and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
•By Telephone: Call toll-free 1-800-690-6903 and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
•In Writing: If you received printed proxy materials in the mail and wish to vote by mail, complete, sign, date, and return the proxy card in the envelope that was provided to you, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.
Shares of Common Stock held in “street” or “nominee” name (through a bank, broker or other nominee):
•You may receive a separate voting instruction form from your bank, broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone or internet voting will depend on the voting process of the broker or nominee. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.
•If you own shares in “street name” through a broker and do not instruct your broker how to vote, your broker may not vote your shares on proposals determined to be “non-routine.” Of the proposals included in this proxy statement, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 is considered to be “routine.” Each of the other proposals is considered to be a “non-routine” matter. Therefore, if you do not provide your bank, broker or other nominee holding your shares in “street name” with voting instructions, those shares will count for quorum purposes, but will not be counted as shares present and entitled to vote on the proposal. Therefore, it is important that you provide voting instructions to your bank, broker or other nominee.
Regardless of how you own your shares, if you are a stockholder of record, you may vote by attending the Annual Meeting on May 18, 2021, at 10:00 a.m., Central Time, at our principal executive offices, which are located at 416 South Bell Avenue, Ames, Iowa. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you vote via the internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized on the proxy card and through the internet and telephone voting facilities to vote your shares will vote:

•FOR each director nominee;
•FOR advisory approval of the compensation of our named executive officers;
•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021; and
•FOR the approval of the Renewable Energy Group, Inc. 2021 Stock Incentive Plan.
How do I change or revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Secretary written notice of your revocation or by submitting a later-dated proxy, and you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the Annual Meeting, by itself, will not revoke a proxy. You may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the internet by going to http://www.proxyvote.com and following the instructions.
If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.
What constitutes a quorum for purposes of the Annual Meeting?
On March 22, 2021, the record date, we had 45,290,764 shares of Common Stock outstanding. Voting can only take place at the Annual Meeting if the holders of a majority of Common Stock issued and outstanding and entitled to vote on the record date are present either in person or by proxy. Abstentions will be treated as present for purposes of determining the existence of a quorum. Broker non-votes will not be treated as present for purposes of determining the existence of a quorum.

How many votes are required to approve the proposals?
Proposal 1 - Election of Directors: Our bylaws provide for majority voting for directors in uncontested elections. Accordingly, each of the nominees for director will be elected if each receives the majority of the votes cast in person or represented by proxy, with respect to each director. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of votes cast AGAINST that director. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast.
Proposal 2 - Non-binding Advisory Vote on Executive Compensation of Our Named Executive Officers: The "say-on-pay" vote presented in Proposal 2 is an advisory vote and therefore not binding on our Company, our Compensation Committee or our Board. However, we value the opinions of our stockholders and our Compensation Committee will, as it has in the past, take into account the result of the "say-on-pay" vote when determining future executive compensation.
Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm: The affirmative vote of a majority of the Common Stock, present in person or by proxy at the Annual Meeting and entitled to vote, is required to ratify the appointment of our independent registered public accounting firm as set forth in Proposal 3.
Proposal 4 - Approval of the Renewable Energy Group, Inc. 2021 Stock Incentive Plan: To be approved, a majority of the votes cast in person or by proxy at the Annual Meeting must be voted "For" Proposal 4. Abstentions will be counted toward the vote total for this proposal and will have the same effect as an "Against" vote for Proposal 4.
The inspector of election will tabulate affirmative and negative votes, abstentions, and broker non-votes. Broker non-votes will not be counted in determining the number of shares entitled to vote.
What if a nominee for director does not receive a majority vote?
We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, each nominee is elected by the vote of a majority of the votes cast in person or represented by proxy. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of votes cast AGAINST that director. As provided in our bylaws, an “uncontested election” is one in which the number of nominees equals the number of directors to be elected in such election. The election of directors at the Annual Meeting will be an “uncontested election” because no nominations other than the directors nominated by the Board were made in accordance with the applicable provisions of our bylaws.
In accordance with our bylaws, our Board may nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation.
If an incumbent director fails to receive the required vote for re-election in an uncontested election, the Nominating, Environmental, Social and Governance Committee (the "Nominating and ESG Committee") determines whether such director’s resignation should be accepted and makes a recommendation to the Board, which makes the final determination whether to accept the resignation. The Board must publicly disclose its decision within 90 days from the date of certification of the election results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board.
Can I attend the Annual Meeting in person?
We cordially invite and encourage all of our stockholders to attend the Annual Meeting. Persons who are not stockholders may attend only if invited by us. Stockholders of record must bring a copy of the Notice or proxy card in order to be admitted to the Annual Meeting. You should also be prepared to present photo identification for admittance.
Will any other matters be presented at the Annual Meeting?
We do not expect any matters, other than those included in this proxy statement, to be presented at the Annual Meeting. If other matters are presented, the individuals named as proxies will have discretionary authority to vote your shares on those other matters.
Who can help answer my questions?
If you have any questions about the Annual Meeting, voting or your ownership of our stock, please contact our investor relations department by e-mail at investor.relations@REGI.com or by phone at (515) 239-8048.

CORPORATE GOVERNANCE
Corporate Governance Highlights

Independence
•The Board currently has 10 members, 8 of whom are independent.
•There are four standing committees made up entirely of independent directors.
•Independent directors regularly meet without management present.

Board Practices
•The Board and its standing committees perform self-evaluations on an annual basis.
•Each standing committee operates under a committee charter.
•The Board oversees risk management practices.
•The Board manages sound environmental, social and governance ("ESG") practices.
•The Board regularly receives information concerning, and provides input on, succession planning.
•The Board has adopted a trading by insiders policy, a related person policy, corporate governance guidelines, a code of business conduct and ethics, and a code of ethics for senior financial officers.
•The Board and its committees met 60 times in 2020.

Leadership Structure
•The Board leadership structure consists of a Chairman, a Vice Chairman, a Lead Independent Director and committee chairs.
•The Chairman of the Board, Vice Chairman of the Board and the Company's Chief Executive Officer (the "CEO") are separate.

Majority Vote
•There is majority voting in uncontested director elections.
Stock Ownership Requirement
•We adopted new stock ownership guidelines in 2020; directors and executive officers all are required to satisfy minimum stock ownership requirements.
•We have a comprehensive trading by insiders policy that covers directors and officers. The policy includes rules restricting short-term trading, hedging and pledging of our stock.

Information Security
•We recognize the operational and reputational necessity to maintain a safe and secure cyber environment, which is why we embrace the Payment Card Industry Data Security Standards (PCI DSS), even though we do not collect sensitive and private customer information at this time.
•We have implemented multiple layers of protection against attempts to breach our network, utilizing various tools and techniques to identify and mitigate information security risk. As part of this approach, we routinely scan, test and update our network and systems based on current threats and require training and testing for our employees.
•We engage a third party to conduct an annual review and intrusion test of our network and systems to strengthen the design and processes to protect our network.
•The company maintains a cyber and breach insurance policy and has had no known security breaches nor any associated costs in the last three years.
•The Chief Information Officer reports activity related to information security and associated risks to the independent Audit Committee two times per year or more if needed.

Corporate Governance Guidelines and Practices
We have established a corporate governance program to help guide our Company and our employees, officers and directors in carrying out their responsibilities and duties, as well as to set standards for their professional conduct. Our Board has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our Company.
The Governance Guidelines and Practices, which also include policies on succession planning, senior leadership development, Board performance evaluations, committee structure and Board diversity, may be found on the Company’s website at www.REGI.com under “For Investors,” then “Governance” and "Governance Documents." All standing committees of our Board operate under charters that describe the responsibilities and practices of each committee. The charters for all standing committees of the Board may also be found there.

In addition, the Board and each Committee conduct a self-evaluation of their performance, composition, leadership structure, and governance at least annually. The evaluation is supervised by the Nominating and ESG Committee and is typically conducted as a written self-assessment, which is followed by an opportunity to provide feedback on Board performance and diversity, and to raise any concerns that an individual director may have.  Based upon the assessment results, the Board agrees on improvement goals and tracks its progress against those goals over time.  The Board in the future may engage and pay fees to a third-party advisor to assist in performing the Board evaluation and in identifying and evaluating potential director nominees.  Generally, the Company’s legal advisors assist with the Board evaluation on an annual basis.  The Nominating and ESG Committee strives to embed honest feedback into the Board’s culture and set a tone of open and transparent dialogue throughout the assessment process.
Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, or Ethics Code, which provides ethical standards and corporate policies that apply to all of our directors, officers and employees. Our Ethics Code requires, among other things, that our directors, officers and employees act with integrity and the highest ethical standards, comply with laws and other legal requirements, engage in fair competition, avoid conflicts of interest, and otherwise act in our best interests. We have also adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, and principal accounting officer and provides for accurate, full, fair and timely financial reporting and the reporting of information related to significant deficiencies in internal controls, fraud and legal compliance.
Board Composition and Director Independence

With the adoption of our Governance Guidelines, the Board established independence standards in accordance with the requirements of Nasdaq corporate governance rules. We routinely assess the composition of the Board and attempt to strike a balance between the benefits of longer-term service on the Board with the benefits of additional perspectives from potential new members. We also consider factors such as age, gender, tenure on the board, employment status, character, judgment, diversity of viewpoints, backgrounds, experiences and other demographics, business acumen, the ability of the candidate to devote sufficient time and attention to the affairs of the Company, and the extent to which a particular candidate would fill a present or anticipated need on the Board to ensure our Board reflects the needs of our business as it changes and expands.
In September 2020, we appointed Walter Berger to the Company's Board. As a result, our Board currently comprises ten members, all of whom are independent, other than our current CEO, and Mr. Howard, who was our CEO until January 2019 when Ms. Warner started. Michael M. Scharf is not standing for re-election and will retire when his term expires at the Annual Meeting. Upon his retirement, our Board will be comprised of nine members. Our restated certificate of incorporation provides that the authorized number of board seats, which is currently ten, shall be not less than five and not more than fifteen, with the exact number to be fixed from time to time by a resolution of the majority of our Board. Each officer serves at the discretion of the Board and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.
Board Meetings and Director Attendance
Our Board met a total of 19 times in 2020. During 2020, all of our directors attended 100% of the meetings of our Board held during their tenure, and all of our directors attended 100% of the meetings of the Board committees upon which they served and held during their tenure, with the exception of one absence. Our Board does not have a policy requiring director attendance at annual meetings of our stockholders, however, it is customary for, and we expect, all Board members to attend. All of our directors then in office attended the 2020 annual meeting of stockholders.
Board Leadership Structure
The Board's leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between Board and management. Currently, our Board leadership structure consists of a Chairman, a Vice Chairman, a Lead Independent Director and committee chairs. Our Board selects the Chairman of the Board in the manner and upon the criteria that it deems best for the Company at the time of selection. The Board does not have a prescribed policy on whether the roles of the Chairman and Chief Executive Officer should be separate or combined, but recognizes the value to the Company of the separation of these positions. The Board will continue to evaluate whether this leadership structure is in the best interests of the stockholders on a regular basis.

Chairman: Our Chairman, Mr. Stroburg, presides over each Board meeting. Under the Governance Guidelines, if the Chairman of the Board is an independent director and has not previously served as the Chief Executive Officer of the Company, then the Chairman shall also serve as the Lead Independent Director. If the Chairman of the Board is not an independent director or has previously served as the Chief Executive Officer of the Company, then the independent director appoints a Lead Independent Director.
Lead Independent Director: The Lead Independent Director's duties include presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; serving as liaison between the Chairman and/or the Chief Executive Officer, on the one hand, and the independent directors, on the other hand; approving meeting agendas for the Board; approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; having the authority to call meetings of the independent directors; and being available for consultation with stockholders (when appropriate). Mr. Stroburg has served as Chairman of the Board since inception. Because Mr. Stroburg served as our Chief Executive Officer from June 2006 until September 2011, the independent directors of the Company appointed Christopher Sorrells to serve as Lead Independent Director. Our Lead Independent Director further enhances the Board's leadership structure and effectiveness by focusing on the Board's processes and priorities and facilitating independent oversight of management.
Vice Chairman: The Board may also appoint a Vice Chairman of the Board. The Vice Chairman's responsibility will include assuming the duties and exercising the powers of the Chairman of the Board in the absence or disability of the Chairman, as well as such other duties and responsibilities as the Board of Directors shall determine.
To facilitate the transition of the CEO role from Mr. Howard to Ms. Warner, the Board appointed Mr. Howard as Vice Chairman of our Board in January 2019. Mr. Howard's primary responsibilities and authority in this role focus on assisting Ms. Warner in her role as CEO, including participating in regular meetings with Ms. Warner to provide strategic guidance, operational information and historical practices regarding the Company and its operations. The Board views the position of Vice Chairman as a temporary role continuing into 2021.
Board Role in Risk Oversight
One of the Board's responsibilities is to provide oversight of our risk management processes and deployment of appropriate risk management systems throughout the Company. Risk is inherent in business and Board's oversight, assessment and decisions regarding risks occur in the context of and in conjunction with the other activities of the Board and its committees. The Board and management consider "risk" to be the possibility that an undesired event could occur that might adversely affect the achievement of our objectives. Our Board executes its oversight through assigning specific oversight duties to the Board committees; periodic engaging with management on the type of risks the company faces and the identification, mitigation and control of the enterprise risk management. Throughout 2020 and in light of the onset of the COVID-19 pandemic, the Board received routine updates and reports from management about the Company's response to the pandemic and related risks.
Our Board's committees support our Board by regularly evaluating matters within their respective areas of oversight.
Audit Committee: oversees the establishment, and reviews with management, the Company's major risk exposures and the steps management has taken to monitor and control such exposures, including the Company's policies with respect to risk assessment and risk management (other than with respect to those categories of risk that the Board has specifically delegated to another committee). The Audit Committee also periodically receives reports regarding the Company's cybersecurity systems and preparedness, including updates from the Company's Chief Information Officer.
Risk Management Committee: oversees management's assessment and policies and procedures to address agricultural and energy commodity price risk, as well as environmental, health and safety risk.
Compensation Committee: periodically evaluates whether there are any risks arising from the Company's compensation policies and practices for employees which are reasonably likely to have a material adverse effect on the Company and recommends to the Board any changes deemed appropriate by such committee.
Nominating and ESG Committee: identifies, evaluates, recruits, and recommends to the Board of Directors for consideration and approval individuals qualified to be members of the Board of Directors and monitoring the process to assess the effectiveness of the Board of Directors; develops and recommends to the Board of Directors a set of corporate governance principles applicable to the Company; and oversees matters of corporate governance, including the ESG matters relevant to the Company.

Each of the committee chairs, as appropriate, reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it discussed, and the significant actions taken by the committee.
Board Committees
The current committees of the Board are the Audit Committee, the Compensation Committee, the Nominating and ESG Committee and the Risk Management Committee. Each committee has a written charter that defines its specific responsibilities. The chair of each committee approves the agenda and materials for each meeting.

Audit Committee: provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. The members of the Audit Committee are Michael M. Scharf (Chairman), Christopher D. Sorrells, James C. Borel, and Walter Berger, each of whom is a non-employee member of our Board. Mr. Scharf is not standing for re-election and will retire when his term expires at the Annual Meeting. We believe that each member of our Audit Committee meets the requirements for independence and financial literacy under applicable SEC rules and regulations and Nasdaq rules. Messrs. Scharf , Sorrells, Borel, and Berger are our Audit Committee financial experts as currently defined under SEC rules and regulations. During the 2020 fiscal year, the Audit Committee held 18 meetings.

Compensation Committee: determines our general compensation policies and the compensation, including equity-based compensation, provided to our executive officers, and makes recommendations regarding the compensation, including equity-based compensation, provided to our directors which recommendations are subject to the approval of the independent members of our Board. In addition, the Compensation Committee reviews and determines equity-based compensation for other employees and consultants and administers our stock incentive plan. Our Compensation Committee also oversees our corporate compensation programs. The members of the Compensation Committee are Christopher D. Sorrells (Chairman), Delbert Christensen and James C. Borel. We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, SEC rules and regulations and Nasdaq rules. During the 2020 fiscal year, the Compensation Committee held seven meetings.

Nominating, Environmental, Social and Governance Committee: makes recommendations to the Board regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and ESG Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters, including the ESG matters relevant to us. The members of the Nominating and ESG Committee are Delbert Christensen (Chairman), Christopher D. Sorrells and Debora M. Frodl. We believe that the composition of our Nominating and ESG Committee meets the criteria for independence under, and the functioning of our Nominating and ESG Committee currently complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, SEC rules and regulations and Nasdaq rules. During the 2020 fiscal year, the Nominating and ESG Committee held four meetings.

Risk Management Committee: assists our Board in fulfilling its responsibility to assess and oversee management’s identification and assessment of agricultural and energy commodity price risk, and environmental, health and safety risk. In addition, the Risk Management Committee oversees the development and implementation of policies, procedures and systems to address risks. The members of the Risk Management Committee are Peter J. Harding (Chairman), Delbert Christensen, Michael M. Scharf, Debora M. Frodl and Walter Berger. Mr. Scharf is not standing for re-election and will retire when his term expires at the Annual Meeting. During the 2020 fiscal year, the Risk Management Committee held 12 meetings.
A copy of each Committee’s charter can be found on the Company’s website at www.regi.com under “For Investors” then “Governance” then "Governance Documents".
Director Nomination Policy
Our Nominating and ESG Committee is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. Our Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies if they occur.
Our Board strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our Governance Guidelines contain membership criteria that call for candidates to be considered according to their age, gender, employment status, tenure, character, judgment, diversity of viewpoints, backgrounds, experience and other demographics, business acumen and ability to act on behalf of all stockholders. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating and ESG Committee also seeks to ensure that a majority of our directors are independent under Nasdaq rules and that one or more of our directors is an “audit committee financial expert” under SEC rules. Although the Board does not believe that age or term limits for directors are appropriate, the Board periodically reviews best practices for board composition. The Nominating and ESG Committee is focused on adding another female director and intends to identify appropriate candidates for potential future nomination to the Board.
Prior to our annual meeting of stockholders, our Nominating and ESG Committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience. If a director no longer wishes to continue in service, if the Nominating and ESG Committee decides not to re-nominate a director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the committee considers whether to replace such director or to decrease the size of the Board. If the decision is to replace a director, then the Nominating and ESG Committee considers various candidates for Board membership, including those suggested by committee members, by other Board members, a director search firm engaged by the committee, or our stockholders. Prospective nominees are evaluated by the Nominating and ESG Committee based on the membership criteria described above and set forth in our Governance Guidelines.
A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating and ESG Committee should notify our Corporate Secretary in writing at our principal office. Such notice must be delivered to our offices by the deadline relating to stockholder proposals to be considered for inclusion in our proxy materials, as described under “General Information - Stockholder Proposals for 2022 Annual Meeting” in this proxy.
Each notice delivered by a stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating and ESG Committee generally must include the following information about the prospective nominee:
•the name, age, business address and residence address of the person;
•the principal occupation of the person;
•the number of shares of our capital stock owned by the person;
•a statement whether the person, if elected, intends to tender an irrevocable resignation effective upon (i) such person’s failure to receive the required vote for re-election and (ii) acceptance of such resignation by the Board;
•a description of all compensation and other relationships during the past three years between the stockholder and the person;
•any other information relating to the person required to be disclosed pursuant to Section 14 of the Exchange Act; and
•the person’s written consent to serve as a director if elected.
The Nominating and ESG Committee may require any prospective nominee recommended by a stockholder to furnish such other information as the Nominating and ESG Committee may reasonably require to determine the eligibility of such person to serve as an independent director or that could be material to a stockholder’s understanding of the independence, or lack thereof, of such person. In addition, Article III of our bylaws contains a description of the procedures a stockholder must follow in order to nominate a candidate for election as a director at our annual meetings of stockholders.
Corporate Social Responsibility
Environmental and social responsibility are inherent to our business. By producing lower carbon fuels, we are in a unique position to help customers and communities transition to a low-carbon, sustainable economy. In addition to providing financial value to our stockholders, we believe it is important to understand, address and take responsibility for our impact on the environment and the communities where we operate.
We are dedicated to meeting our stakeholders’ needs responsibly, efficiently and sustainably. Sustainability means producing and delivering clean products in a safe and environmentally sound manner. Our commitment to operate safely, work with integrity, care for humanity and drive results guides how our employees conduct themselves and how our Board and management operate in the long-term best interests of our stockholders.
In 2020, we achieved significant accomplishments and undertook important processes related to sustainability as follows:
•Safety. We continued to pursue our objective of an injury-free workplace, which we refer to as VisionZERO. For 2020, we have two sets of results for our 2020 safety data -- one that includes work transmissions of COVID-19 illness cases as prescribed by OSHA, the other that excludes COVID-19 cases to provide better comparison metrics from year to year. We reported a total recordable incident rate (TRIR) of 1.56 incidences per 200,000 work hours, including COVID-19 illness cases. Excluding COVID-19 illness cases, we reported a TRIR of 1.10 incidences per 200,000 work hours. Because of the pandemic, there were additional stress and distractions, which contributed to our increased TRIR. We worked hard to address many of these pandemic-related challenges through our emergency response efforts, as noted below. We remain committed to taking actions to improve future performance and we are proud of our safety culture.
•Carbon Footprint. We produced 519 million gallons of renewable fuel in 2020, representing reduced fossil carbon emissions of approximately 4.2 million metric tons compared to an equivalent amount of petroleum diesel. In 2020, approximately 65% of our total feedstock usage was from lower carbon intensity sources, such as distillers corn oil, used cooking oil or rendered animal fat and the remaining 35% consisted of refined vegetable oils, such as soybean oil or canola oil. In addition to creating a product with a preferable emissions profile, we are always working towards optimization and efficiency in our supply chain and at our plants to lessen our environmental impact and create additional value.
•Access to Cleaner Fuels. We pursued several initiatives to provide our customers easier access to cleaner burning fuel and enable them to meet their own sustainability goals. In 2020, we increased sales of REG Ultra Clean® by 45% compared to the previous year. This proprietary low carbon fuel offers a premium solution for enhanced performance and reduced emissions. We also prioritized sales of higher blends of biodiesel and ULSD, achieving an average blend rate of 13%. Our 2020 downstream efforts include increasing fleet relationships, expanding partnerships to sell REG branded fuels, and increasing renewable content in the fuel we sell directly to end users.
•Caring for Humanity during a Pandemic. REG established our Emergency Response Team (ERT) in February of 2020. Our ERT is a cross-functional, international team that oversees our response to the COVID-19 pandemic and monitors the situation to ensure we are making informed decisions, mitigating risks and providing clear direction to our employees regarding pandemic-driven changes to our business. Through their work, we established a special paid time off policy for employees affected by COVID-19, including for care of impacted family members, and allowed for flexible scheduling when possible to accommodate the competing demands on our employees, specifically those with children at home. We prioritized employee safety by implementing site-specific plans for remote work if possible, social distancing, personal protective equipment ("PPE"), ventilation upgrades, workspace and personal hygiene, and reporting and responding to virus exposure. These changes are relayed to employees through specially created communication channels. We also supported our communities through financial donations, volunteers and other assistance.
•Improved Transparency. As more stakeholders have become interested in ESG information, we are investing more resources in communicating our impact and released our first ESG report in 2020. This and other ESG information can be found on our website at www.REGI.com under “About REG,” then “Our Sustainability.” We welcome the opportunity to engage with interested parties to improve their understanding of our ESG efforts.

Stockholder Engagement and Communications with Directors

We believe effective corporate governance includes regular, constructive conversations with our stockholders on topics including operating and financial performance, corporate governance, environmental and social issues. Stockholders provide valuable insights into emerging issues and feedback on our efforts.
We have a robust stockholder engagement program.  Our integrated team engages proactively with our stockholders, monitors developments in corporate governance and social responsibility and, in consultation with the Board and senior management, adopts and applies developing practices in a manner that best supports our business and culture.  The interactions and communications with our stockholders take a variety of forms.  They include quarterly earnings calls, presentations at investor conferences and the annual meeting.  They also include information provided in our SEC filings, including Form 10-K, Proxy statement and in press releases, and information on our website. We actively engagement with our stockholders on a year-round basis and integrate the information we learn through these activities into our governance calendar.
Stockholders and interested parties may contact our directors to provide comments, to report concerns, or to ask a question, by mail at the following address:
Corporate Secretary
Renewable Energy Group, Inc.
416 South Bell Avenue
Ames, Iowa 50010
Stock Ownership Guidelines
In 2020, our Compensation Committee examined the stock ownership guidelines applicable to our Chief Executive Officer, executive officers, and the non-employee members of the Board of Directors, and upon the Compensation Committee's recommendation, the Board adopted a new set of guidelines.  Under these guidelines, the covered individuals are expected to meet the following stock ownership requirements:

Covered Person	Share Multiple Requirement ($)	Met as of January 1, 2021?
Chief Executive Officer	5 times annual base salary	Met
All other executive officers	3 times annual base salary	Met
Non-Employee Directors	3 times annual cash retainer for Board service	Met[1]
1.Except for Mr. Walter Berger who became a member of our Board of Directors in September 2020 and therefore will have until September 2, 2025 to meet the stock ownership requirement.

Covered individuals generally will have five years to reach their ownership requirement.  Shares held directly, shares held indirectly, such as by a trust or a 401(k) plan, vested stock options, restricted shares and RSUs subject only to time-based vesting are included in determining an individual's equity ownership. The ownership guidelines will be measured as to each covered individual as of January 1 of each year to determine whether the guidelines have been met.
Compensation Committee Interlocks and Insider Participation
Christopher D. Sorrells (Chairman), James C. Borel and Delbert Christensen served as members of our Compensation Committee during 2020. All are outside, independent directors, and none of our named executive officers served as a director or as a member of a Compensation Committee of any business entity employing any of our directors during 2020.
Securities Trading
Certain executive officers and each member of the Board of Directors of the Company are subject to the SEC’s “short-swing” profit regulations, which provides for certain rules regarding purchases and sales of Company securities. Any employee who wishes to sell Company securities that were purchased in the open market and that have been owned less than six months must obtain prior written clearance from at least two of three authorized officers of the Company. The Board believes that short-term or speculative investment activity in our securities is not appropriate and our trading by insiders policy includes rules restricting the short-term trading, hedging and pledging of our stock. The trading by insiders policy also provides for pre-approval of trades by each member of our Board of Directors, all of our officers and certain other employees. All other employees are encouraged under the policy to pre-clear all trades.

BOARD OF DIRECTORS
Our Board values experienced and dedicated individuals with diverse backgrounds, perspectives and skills. The following table shows the composition of the Board with respect to critical qualifications and expertise that advance our strategy.
Board of Directors Skills and Experience

Directors Profile
Overview
Our Board is divided into three classes serving staggered three-year terms. At the Annual Meeting, our stockholders will be asked to elect three individuals to serve as directors until the 2024 Annual Meeting. See “Proposal No. 1 - Election of Directors.” Our bylaws provide for majority voting for directors in uncontested elections. Accordingly, each nominee for director will be elected if each nominee receives a majority of the votes cast in person or represented by proxy. A majority of the votes cast means that the number of shares voted FOR a director candidate must exceed the number of votes cast AGAINST that director candidate. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election and will not be counted in determining the number of votes cast.
Below are the names and ages of our ten directors as of the date of this proxy statement, the year each of them became a director, each director’s principal occupation or employment for at least the past five years, and other public company directorships held by each director. Unless authority is withheld, the persons named as proxies in the voting materials made available to you or in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.
Retirement of Mr. Scharf
Michael M. Scharf (age 73) is not standing for re-election and will retire when his term expires at the Annual Meeting. Mr. Scharf has served as a member of our Board since January 2012 and previously served as a member of our Board from August 2006 until December 2009. Mr. Scharf served as a director of Patriot Coal Corporation from November 2007 to December 2013 and previously served as a director of Southwest Iowa Renewable Energy, LLC from 2007 to 2009. Mr. Scharf served as Executive Director, Global Financial Services from January 2010 until his retirement in July 2011 and served as Senior Vice President and Chief Financial Officer of Bunge North America, Inc., the North American operating arm of Bunge Limited, an agribusiness and food company, from 1989 to 2009. Prior to joining Bunge North America, Mr. Scharf served as Senior Vice President and Chief Financial Officer at Peabody Holding Company, Inc. from 1978 to 1989 and as a Tax Manager at Arthur Andersen & Co. from 1969 to 1978. Mr. Scharf holds a B.S. in Accounting from Wheeling Jesuit University and is a certified public accountant.
Directors Continuing in Office until 2024 (Class I)

James C. Borel (age 65) has served as a member of our Board since March 2018. Mr. Borel has served as a director of Farmers Edge Inc. (TSE: FDGE) from May 2016 to present, director of Neogen Corporation (NASDAQ: NEOG) from October 2016 to present, director of Just, Inc. from October 2017 to present, and director of AeroFarms, Inc. from February 2020 to present. Mr. Borel retired from his position as Executive Vice President at DuPont de Nemours, Inc. ("Dupont") in 2016, having served the company since 1978. During his tenure at DuPont, Mr. Borel held various positions in sales management, human resources, agricultural products manufacturing and business leadership. Mr. Borel also brings extensive international business experience with three assignments abroad and responsibilities extending beyond the U.S. for over 25 years. Mr. Borel holds a BS in Agricultural Business from Iowa State University.
Our Board believes Mr. Borel’s experience, knowledge, and skills as a board member of the companies above and as an executive at DuPont add significant value to our Board. Specifically, Mr. Borel’s past responsibilities pertaining to human resources, safety, stewardship and government affairs, in addition to his international experience, will aid the Board in evaluating our existing business and identifying strategic growth opportunities.
Cynthia J. Warner (age 62) has served as a director and our President and Chief Executive Officer since January 2019. Previously, Ms. Warner served as Executive Vice President, Operations for Andeavor (NYSE: ANDV) (formerly known as Tesoro Corporation) from August 2016 to October 2018 when Andeavor was acquired by Marathon Petroleum Corporation (NYSE: MPC). Prior to that, Ms. Warner served as Andeavor’s Executive Vice President, Strategy and Business Development, since October 2014. From 2012 to 2014, Ms. Warner was Chairman and Chief Executive Officer of Sapphire Energy, Inc. From 2009 to 2011, Ms. Warner was Chairman and President of Sapphire Energy. Prior to 2009, Ms. Warner was Group Vice President, Global Refining, at BP plc. Ms. Warner has served as independent member of the Board of Directors of IDEX Corporation (NYSE: IEX) since February 2013 and of Sempra Energy (NYSE: SRE) since June 2019. She is retiring from the Board of IDEX Corporation immediately following its Annual Meeting on May 12 of this year. Ms. Warner is also a member of the National Petroleum Council and the Vanderbilt School of Engineering Board of Advisors. She has a Bachelor of engineering degree in Chemical Engineering from Vanderbilt University and an MBA from Illinois Institute of Technology. Ms. Warner’s employment agreement with us provides that she will serve as a director.
Our Board believes that Ms. Warner’s experience, knowledge, skills and expertise as our current President and Chief Executive Officer and her knowledge and business strategies gained from working in various roles provide valuable perspective to our Board and add significant value.
Walter Berger (age 65) joined REG’s Board of Directors in September 2020. Mr. Berger currently serves as President, Chief Operating Officer, and director of KYMETA Corporation, a satellite technology and communications company headquartered in Redmond, Washington. Before joining KYMETA, Mr. Berger served as Chief Operating Officer & Chief Financial Officer at Nuvectra (NASDAQ), a company focused on innovating and developing leading hardware and software technology relating to its neurostimulation platform. Before that, Mr. Berger served as Chief Financial Officer of AppDynamics Inc., a venture-backed next-generation application intelligence company from October 2013 until March 2015. From 2012 until 2013, Mr. Berger was the Chief Financial Officer of private equity-owned SoftLayer, a cloud computing company that was acquired by IBM. From 2008 to 2012, Mr. Berger served as Chief Financial Officer at Leap Wireless International, Inc. (NASDAQ). He also served as Executive Vice President and Chief Financial Officer for each of CBS Radio, Inc. and Emmis Communications Corporation (NASDAQ). Prior to Emmis, Mr. Berger served as Group President of the Energy Marketing Division for LG&E Energy Corporation (NYSE), where he previously served as Executive Vice President and Chief Financial Officer. Mr. Berger has served on multiple for-profit and non-profit boards, including Sirius Computer Solutions, a national integrator of technology-based business solutions, until late 2017. Mr. Berger holds a B.A. in business administration from the University of Massachusetts, Amherst.
Our Board believes Mr. Berger’s experience, knowledge, and skills as a board member of the companies above and as an executive at Kymeta Corporation add significant value to our Board. Specifically, Mr. Berger’s past responsibilities pertaining to his financial acumen and expertise, will aid the Board in evaluating our existing business and identifying strategic growth opportunities.
Directors Continuing in Office until 2022 (Class II)
Delbert Christensen (age 72) has served as a member of our Board since August 2006. Mr. Christensen was a director of West Central Cooperative, Inc., from 1993 to 2014. Mr. Christensen was the Chairman of the Board of West Central from June 2010 to June 2012. Since January 2004, he has served as the President of CHMD Pork, Inc. a hog producer. He was Chairman of the Board of Directors of the Iowa Soybean Association from October 2009 to October 2010 and was on the Board of Directors of the Iowa Soybean Association from 2003 through 2014. He was on the executive board of the U.S. Meat Export Federation from January 2017 to January 2018. Mr. Christensen serves on the Soybean Promotion and Research Board and the United Soybean Board. Mr. Christensen holds a B.S. in Agricultural Business from Iowa State University.
Our Board believes that Mr. Christensen’s experience, knowledge, skills and expertise acquired as a director of West Central, as the President of a hog production operation, and his previous substantial board experience and commodity and market knowledge as an independent farmer, add significant value to our Board.
Randolph L. Howard (age 70) has served as a member of our Board since February 2007 and served as our President and Chief Executive Officer from July 2017 through January 2019. Mr. Howard is no longer an employee of the Company. From July 2004 to until his retirement in September 2005, Mr. Howard served as Senior Vice President of the Global Gas Division of Unocal Corporation, an oil company. Prior to that role, Mr. Howard served as Regional Vice President of Unocal’s International Energy Operations - North ASEAN and President with Unocal Thailand from May 1999 to June 2004. Mr. Howard served in various managerial roles at Unocal over 30 years including Vice President, Refining and Vice President, Supply, Trading and Transportation. Mr. Howard participated in the advanced executive program at Northwestern University and holds a B.S. in Chemical Engineering from University of California Berkeley.
Our Board believes that Mr. Howard’s experience, knowledge, skills and expertise acquired as Chief Executive Officer and acquired as an executive officer at Unocal Corporation, including experience and understanding of the oil and petroleum markets and operations, as well as his experience in strategy formation and doing business in international markets, add significant value to our Board.
Debora M. Frodl (age 55) has served as a member of our Board of Directors since March 2018. Ms. Frodl has served as a member of the Board of Directors for XL Hybrids, Inc., a private company, since 2018. Ms. Frodl has recently joined the Board of Directors for Spring Valley Acquisition Corp., a special purpose acquisition company (NASDAQ: SV). Ms. Frodl served as the Global Executive Director for Ecomagination at General Electric Company ("GE") from December 2012 through December 2017, where she expanded GE’s clean technology strategy. From 2010 to 2012, Ms. Frodl served as Chief Strategy Officer & Global Alternative Fuels Leader for GE, leading the company to decarbonize its commercial fleet through deployment of alternative fuel vehicles. Prior to this position, Ms. Frodl gained over twenty years of senior executive experience at GE Capital, serving in roles including Senior Vice President and CEO and President. Since 2014, Ms. Frodl has served as an ambassador for the Clean Energy, Education & Empowerment for Women Initiative, a collaboration between U.S. Department of Energy, MIT and Stanford. She also has served as a Director for the Advanced Energy Economy, an organization of businesses working to make energy secure, clean, and affordable since 2014. She also served on the Advisory Board for the National Renewable Energy Lab, Joint Institute of Strategic Energy Analysis and has been a certified Governance Fellow for the National Association of Corporate Directors since 2018. Ms. Frodl completed an executive program, Making Corporate Boards Most Effective, at Harvard Business School and she holds an M.B.A. from the University of St. Thomas and B.S.B.A. from Minnesota State University.
Our Board believes Ms. Frodl’s experience, knowledge, and skills as an executive at GE add significant value to our Board. In particular, Ms. Frodl’s previous leadership of GE’s signature sustainability program benefit the Board in strategy discussions and innovative approaches to strengthening our Company.
Directors Continuing in Office until 2023 (Class III)
Jeffrey Stroburg (age 70) has served as a member of our Board since June 2006. Mr. Stroburg has served as the Chief Executive Officer of Southern States Cooperative Inc. since May 2015. Mr. Stroburg served as the Chief Executive Officer of the Company from June 2006 to September 2011. Mr. Stroburg concurrently served as Chief Executive Officer of West Central Cooperative ("West Central", now known as Landus Cooperative) from October 1999 until January 2015. He also held the position of President of West Central from July 2003 until January 2015. Prior to joining West Central, Mr. Stroburg was Vice President and Chief Operating Officer of the Eastern Ag Region of Land O’ Lakes, Inc. an agricultural cooperative, from 1998 to 1999. From 1997 to 1998, Mr. Stroburg was President and Chief Executive Officer of CountryMark Cooperative, a refiner and distributor of diesel, gasoline and other petroleum products. From 1987 to 1997, Mr. Stroburg was President and Chief Executive Officer of Hamilton Farm Bureau Cooperative, Inc. and held positions within the Missouri Farmers Association. From 1997 to 1998, Mr. Stroburg also served as a director for A.C. Toepfer International, a Hamburg, Germany trading company for agricultural products, and as a director for CF Industries Holdings, Inc., a fertilizer manufacturing company. Mr. Stroburg served on the board of directors for the Associated Benefits Corporation and the Cooperative Business International. Currently, Mr. Stroburg serves on the board of directors of the National Council of Farmer Cooperatives. Mr. Stroburg holds a B.S. from Iowa State University.
Our Board believes that the experience, knowledge, skills and expertise gained by Mr. Stroburg in his previous role as our Chief Executive Officer, including his knowledge of our operations and the effectiveness of our business strategies provide valuable perspective to our Board and add significant value. Additionally, Mr. Stroburg’s experience as the Chief Executive Officer of West Central and prior experience as Chief Executive Officer of CountryMark Cooperative, as well as a number of executive positions with other agriculture and energy companies, are integral to our Board’s assessment of business opportunities and strategic options for our Company. Mr. Stroburg’s service and experience as a director for other companies, including active involvement in strategic planning for these companies, also strengthens the governance and functioning of our

Board.
Christopher D. Sorrells (age 52) has served as a member of our Board since November 2008. In September 2016, he was appointed to be Vice Chairman of our Board of Directors and in January 2019 transitioned to Lead Independent Director. Currently, Mr. Sorrells is Chief Executive Officer and a director of each of Spring Valley Acquisition Corp. (NASDAQ: SV) and Spring Valley Acquisition Corporation II. Prior to Spring Valley, he was Interim CEO of Wellsite Fishing & Rentals Services, LLCs, an oilfield services company focused on the Marcellus region. From August 2015 to September 2019, he was a member of the Board of Directors and the Chief Operating Officer of GSE Systems, Inc. (NASDAQ: GVP), a publicly traded engineering and expert staffing company for the power and process industries. From 2005 to 2015, he served as Managing Director at NGP Energy Technology Partners, L.P., a private equity firm investing in companies that provide products and services to the energy, power and environmental industries. From 2003 to 2005, Mr. Sorrells worked at Clarity Partners, L.P. a private equity firm, focused on growth and LBO transactions. Mr. Sorrells served as a principal with Banc of America Securities from 1998 to 2002 and as an associate with Salomon Smith Barney Holdings Inc. (NYSE: SB) from 1996 to 1998. Mr. Sorrells holds an M.B.A. from the College of William and Mary, a Master of Accounting degree from the University of Southern California, and a B.A. from Washington and Lee University.

Our Board believes that Mr. Sorrells’ experience, knowledge, skills and expertise acquired as Chief Executive Officer and a director of Spring Valley Acquisition Corporation and Spring Valley Acquisition Corporation II, Chief Operating Officer of GSE Systems, Inc. and Managing Director of NGP Energy Technology Partners, L.P., including experience and understanding of the operation and governance of public companies and knowledge of debt and equity markets, add significant value to the Board. Mr. Sorrells’ knowledge of energy, power, and renewable energy industries, including sustainability, renewable energy, organic waste streams and chemical products, acquired from holding eleven board of directors or board observer positions over his career including Spring Valley Acquisition Corporation (since 2020), GSE Systems, Inc. (2012 to 2019), CaseStack, Inc. (2005), Westec, Inc. (2005), groSolar (2007 to 2014), Xunlight Corporation (2007 to 2008), Lehigh Technologies (2007 to 2012), Community Energy, Inc. (2010 to 2014), Living Earth Technology Company, Inc. (2011 to 2013) and Waste Resource Management, Inc. (2014) adds further value to the Board, particularly when it comes to assessing historical trends and strategic options for our Company.
Peter J. M. Harding (age 68) has served as a member of our Board since December 2014. Most recently, he was the Chief Executive Officer and a director of Westway Group, Inc. (“Westway”), a liquid storage and liquid animal feed business, from May 2009 until his retirement in June 2010. Prior to joining Westway, Mr. Harding served in various roles at ED&F Man Holdings Limited, including as member of the board of directors and as Managing Director, molasses and palm oil trading, feed products, third party storage and biofuels division. He also served as Chief Executive Officer of Westway Holdings Corporation from 1997 to 2006. Concurrent with his service as Chief Executive Officer, he served as President of Westway Terminal Company, Inc. from 2001 to 2004. From 1995 to 1997, Mr. Harding was Chief Executive Officer of ED&F Man’s North American Cocoa Processing Group and prior to that was Chief Executive Officer of Savannah Cocoa, Inc. from 1992 to 1995. Mr. Harding served as Vice President of Sales & Marketing of Refined Sugars, Inc. from 1985 to 1989. Additionally, Mr. Harding owned and managed an asset management firm and commodity fund during the late 1980s and early 1990s.
Our Board believes that Mr. Harding’s experience, knowledge, skills and expertise acquired as an executive in different industries relevant to our business, including storage, commodities markets and biofuels, add significant value to our Board. Mr. Harding’s experience as Managing Director of ED&F Man’s molasses and palm oil trading, feed products, third party storage and biofuels division provides him with the background necessary to help the Board identify, evaluate and mitigate the risks associated with the volatile pricing of feedstocks used in our business.
SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 22, 2021 about the number of shares of Common Stock beneficially owned by:
•each person or group of persons known to us to be the beneficial owner of more than 5% of our Common Stock;
•each of our named executive officers;
•each of our directors; and
•all of our directors and executive officers as a group.
Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o Renewable Energy Group, Inc., 416 South Bell Avenue, Ames, IA 50010.
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.
Applicable percentage beneficial ownership data is based on 45,290,764 shares of our Common Stock outstanding as of March 22, 2021.
In computing the number of shares of capital stock beneficially owned by a person and the percentage beneficial ownership of that person, we deemed outstanding shares subject to options, restricted stock units and stock appreciation rights held by that person that are currently exercisable or exercisable within 60 days of March 22, 2021.

 Beneficial Ownership Table

	Number of Shares Beneficially Owned
5% Stockholders	Shares	Percentage
BlackRock, Inc. (1)	7,376,281	16.29%
Vanguard Group (2)	3,281,752	7.25%
Dimensional Fund Advisors LP (3)	2,999,531	6.62%
State Street Corporation(4)	2,361,538	5.21%

Non-Employee Directors
Jeffry Stroburg (5)	218,092	*
Peter J.M. Harding (6)	133,839	*
Randolph L. Howard (7)	108,576	*
Delbert Christensen (8)	86,753	*
Christopher D. Sorrells (9)	47,393	*
Michael Scharf (10), **	40,749	*
Debora M. Frodl (11)	16,247	*
James C. Borel (12)	16,247	*
Walter Berger (13)	1,231	*

Named Executive Officers
Cynthia J. Warner (14)	34,371	*
Todd Robinson (15)	31,786	*
Chad Stone (16)	204,643	*
Brad Albin (17)	254,836	*
Gary Haer (18)	28,594	*
Eric Bowen (19)	137,047	*
All executive officers and directors as a group (13 persons)***	1,127,167	2.47%

*Less than 1%
** Mr. Scharf, a current director, will retire when his term expires at the 2021 annual meeting.
*** Mr. Stone and Mr. Haer are not executive officers at the record date and therefore not included in the total.

(1)Based on information set forth in the Schedule 13G filed with the SEC on January 25, 2021 by BlackRock, Inc. ("Blackrock"). BlackRock may be deemed to beneficially own all of the shares listed in the table and has sole dispositive power with respect to all such shares and sole voting power with respect to 7,376,281 shares of Common Stock outstanding as of December 31, 2020. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(2)Based on information set forth in Amendment No.3 to the Schedule 13G filed with the SEC on February 10 , 2021 by Vanguard Group - 23-1945930 ("Vanguard"). Vanguard may be deemed to beneficially own all of the shares listed in the table and has sole dispositive power with respect to 3,209,405 shares, shared dispositive power with respect to

72,347 shares, and shared voting power with respect to 41,148 shares of Common Stock outstanding as of December 31, 2020.
(3)Based on information set forth in Amendment No. 6 to the Schedule 13G filed with the SEC on February 12, 2021 by Dimensional Fund Advisors LP. ("Dimensional"). Dimensional may be deemed to beneficially own all of the shares listed in the table and has sole dispositive power with respect to 2,999,531 shares and sole voting power with respect to 2,877,234 shares of Common Stock outstanding as of December 31, 2020 (subject to the provisions of Note 1 set out in such Amendment No. 6 to the Schedule 13G). The address of Dimensional is Building One, 6300 Bee Cave Road, Building One, Austin, Texas 78746.
(4)Based on information set forth in a Schedule 13G filed with the SEC on February 10, 2021 by State Street Corporation ("State Street"). State Street may be deemed to beneficially own all of the shares listed in the table and has shared dispositive power with respect to all such shares and shared voting power with respect to 2,193,907 shares of Common Stock outstanding as of December 31, 2020. The address of State Street is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.
(5)Consists of (i) 212,467 shares of Common Stock and (ii) 5,625 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 22, 2021.
(6)Consists of (i) 130,154 shares of Common Stock and (ii) 3,685 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 22, 2021.
(7)Consists of (i) 104,891 shares of Common Stock and (ii) 3,685 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 22, 2021.
(8)Consists of (i) 83,068 shares of Common Stock and (ii) 3,685 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 22, 2021. 12,430 shares of Common Stock are held in the name of Mr. Christensen and his spouse with whom Mr. Christensen shares voting and investment power.
(9)Consists of (i) 43,708 shares of Common Stock and (ii) 3,685 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 22, 2021.
(10)Consists of (i) 37,064 shares of Common Stock and (ii) 3,685 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 22, 2021.
(11)Consists of (i) 12,562 shares of Common Stock and (ii) 3,685 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 22, 2021.
(12)Consists of (i) 12,562 shares of Common Stock and (ii) 3,685 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 22, 2021.
(13)Consists of (i) 1,231 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 22, 2021.
(14)Consists of (i) 19,603 shares of Common Stock and (ii) 14,768 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 22, 2021.
(15)Consists of (i) 24,079 shares of Common Stock, (ii) 1,116 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 22, 2021, and (iii) 6,591 shares of Common Stock assuming all SARs outstanding and vested as of March 22, 2021 are exercised and settled.
(16)Consists of (i) 124,399 shares of Common Stock, (ii) 3,254 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 22, 2021, and (iii) 76,990 shares of Common Stock assuming all SARs outstanding and vested as of March 22, 2021 are exercised and settled.
(17)Consists of (i) 91,044 shares of Common Stock, (ii) 3,315 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 22, 2021, (iii) 160,477 shares of Common Stock assuming all SARs outstanding and vested as of March 22, 2021 are exercised and settled.
(18)Consists of (i) 25,645 shares of Common Stock and (ii) 2,949 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 22, 2021.
(19)Consists of (i) 59,053 shares of Common Stock, (ii) 2,680 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 22, 2021, and (iii) 75,314 shares of Common Stock assuming all SARs outstanding and vested as of March 22, 2021 are exercised and settled.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS
We have adopted a formal policy that we will not enter into a transaction with any of our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, without the prior consent of our audit committee, or other independent members of our Board in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available to and deemed relevant by our Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
We did not conduct any transactions with related persons in 2020 that would require disclosure in this proxy statement or that required approval by the Audit Committee pursuant to the policy described above.
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis describes our executive compensation program, the role and involvement of various parties in the analysis and decisions regarding executive compensation, and the material elements of our compensation program as it relates to the six current or former executive officers whose compensation is disclosed in the compensation tables below, who we refer to as the “named executive officers” or “executives.” Our named executive officers for 2020 were:

Name	Executive Officer Position	Period of Office
Cynthia J. Warner	President and Chief Executive Officer	January 2019 - present
Chad Stone	Senior Vice President, Commercial Performance	December 2020 - present
	Chief Financial Officer	August 2009 - December 2020
Todd Robinson	Interim Chief Financial Officer	December 2020 - present
Brad Albin	Senior Vice President, Manufacturing and Engineering	February 2008 - present
Gary Haer	Vice President, Special Projects	September 2020 - present
	Vice President, Sales and Marketing	August 2006 - September 2020
Eric Bowen	General Counsel and Corporate Secretary	April 2020 - present
	Vice President, Corporate Business Development & Legal Affairs	May 2018 - April 2020
Key executive team developments during fiscal 2020 and to the date of this report that are relevant to the 2020 executive compensation discussion are:
•In September 2020, Gary Haer announced his retirement effective the end of April 2021, stepped down as an executive officer and transitioned from the Vice President, Sales and Marketing to the Vice President, Special Projects.
•In December 2020, we made certain organization changes that included Mr. Stone moving to Senior Vice President, Commercial Performance, Mr. Robinson appointed Interim Chief Financial Officer and Mr. Albin being promoted to Senior Vice President, Manufacturing and Engineering.

Executive Summary
Our Business and Operating Environment
We focus on providing cleaner, lower carbon transportation fuels. We are North America's largest producer of advanced biofuels. We utilize a nationwide production, distribution and logistics system as part of an integrated value chain model designed to convert natural fats, oils and greases into advanced biofuels. During 2020, we sold 651 million total gallons of fuel (including fuel purchased from third parties for resale) and generated revenues of $2 billion. We believe our fully integrated approach, which includes acquiring feedstock, managing biorefinery facility construction and upgrades, operating biorefineries, and distributing fuel through a network of terminals, positions us to better serve the market for cleaner transportation fuels.

In addition to our acquisition of Keck Energy in September 2018, we opened our first REG branded fueling station in July 2019 adjacent to our biorefinery in Seneca, Illinois to serve a variety of customers from trucking fleets to local diesel vehicle owners.

In June 2020, we entered into an agreement with a third party pursuant to which it agreed to exclusively sell REG branded fuels at certain of its cardlock locations. These are the initial parts of our downstream strategy, which is focused on three important objectives: margin expansion across the value chain, including by directing production to the most profitable geographies; realization of higher biodiesel values through blends of biodiesel into petroleum and renewable diesel; and increased demand for our biodiesel via sales of B100 to end customers.

In October 2020, we announced that, following an internal review and site selection process, we plan to expand the effective capacity of our Geismar, Louisiana biorefinery by 250 million gallons annually to approximately 340 million gallons per year. We currently expect construction to begin in mid to late 2021 with a target mechanical completion date in late 2023. We currently estimate our capital expenditures in connection with the expansion project will be at least $825 million. We currently expect to fund these capital expenditures with a combination of cash on hand, marketable securities, borrowings under our credit facilities, offerings of equity and debt, including the net proceeds from this offering, or from other sources. There can be no guarantee that we will be able to obtain the necessary capital in a timely manner or on terms acceptable to us or increase the capacity of our biorefinery at Geismar, Louisiana on time, at our estimated budget, or at all. The expansion is subject to a number of conditions and risks.

We believe that the execution of these strategies will enable us to expand our margins, diversify sources of profitability, manage our business through varying market conditions, and increase stockholder value.

In 2020, the COVID-19 pandemic has negatively impacted the global economy. While we did not incur significant, unmanageable operational or financial disruptions during the year ended December 31, 2020 from the COVID-19 pandemic and measures to address the pandemic, we have experienced challenges related to feedstock availability. We believe the extent to which the COVID-19 pandemic may adversely impact our business depends on future developments, which are highly unpredictable.

2020 Company Performance Highlights

Below are our key performance highlights for 2020 as compared to 2019. The following charts depict another year of solid financial results, despite a very challenging environment in 2020 and 2019.

1 Adjusted EBITDA represent earnings before interest, taxes, depreciation and amortization, adjusted for certain additional items. Adjusted EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, generally accepted accounting principles, or GAAP. Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities or a measure of our liquidity or profitability. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for any of our results as reported under GAAP. See pages 43-45 of our Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021 for the calculations of Adjusted EBITDA and reconciliation to GAAP net income (loss).
2020 Executive Compensation Highlights
The Compensation Committee approved the following actions during 2020:

•Our actual 2020 Adjusted EBITDA was less than our 2019 Adjusted EBITDA resulting in lower 2020 annual cash incentive payouts and total direct compensation for our executive officers. See pages 43-45 of our Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021 for the calculation of Adjusted EBITDA and reconciliation to GAAP net income (loss).
•The ROIC performance hurdle of 12% or greater measured based on the average of our annual ROIC over the three-year period beginning on January 1, 2018 and ending December 31, 2020 was achieved resulting in the vesting of the outstanding performance-based restricted stock units ("PRSUs") granted in February 2018.
•In 2020, we awarded 35% to 75% of each executive officer’s regular annual long-term incentive award opportunity in PRSUs tied to the achievement of total shareholder return and return on invested capital hurdles.
Listening to our Stockholders
The Compensation Committee, the Board and executive leadership are committed to considering the perspectives of our stockholders on all aspects of our business, including executive compensation throughout the year. We receive feedback from our stockholders and other interested parties, including institutional and retail stockholders, proxy advisory firms and industry thought leaders. These interactions and communications take a variety of forms. Our approaches to responding to stockholders included our annual Investor Day, quarterly earnings calls, and presentations at investor conferences, as well as our annual stockholder meeting. They also include information provided in our SEC filings, including the Annual Report and proxy statement, and in press releases and information on our website.

At our 2020 annual meeting of stockholders held on May 12, 2020, we submitted an advisory vote ("say-on-pay") on our 2019 compensation awarded to our named executive officers, which received support of approximately 99% of our stockholders that voted for the proposal. We believe that this outcome signals our stockholders’ support of our compensation approach, specifically our efforts to attract, retain and motivate our named executive officers.

We were pleased with our stockholders’ support of our compensation program, and our management and Board continue to review our executive compensation practices to further align our compensation practices with our evolving pay-for-performance philosophy. We value the opinions of our stockholders and will continue to consider the outcome of future say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our named executive officers.
Executive Compensation and Governance
We believe in holding ourselves to a high standard of ethics, transparency, and accountability. Accordingly, we have adopted corporate governance practices and policies to reflect the following best practices.

Compensation Practice	REG’s Policy

Independent Compensation Committee	Our Compensation Committee is composed solely of directors who are independent under the standards of the SEC and the Nasdaq, including the higher standards applicable to Compensation Committee members.

Clawback Policy	Our “clawback” policy permits us to recover certain equity and cash incentive payments from executive officers whose misconduct or negligence resulted in a significant financial restatement.

Limited Severance Benefits
We benchmarked and implemented market competitive severance terms (generally, base salary plus bonus, or two times base plus bonus after a change in control or termination for good cause). In addition, there are no tax reimbursements or tax gross-ups on severance or change in control payments and equity is accelerated only in connection with a change in control.

Trading Restrictions/Prohibitions	Our trading by insiders policy prohibits our employees, officers and directors from engaging in short term trading in our stock and from selling stock purchased in the market within the prior six months without pre-approval by at least two of our Chief Executive Officer, our Chief Financial Officer and our General Counsel. In the case of our Chief Executive Officer, Chief Financial Officer and our General Counsel, pre-clearance in writing must be obtained from the other two and, in the case of our Chief Executive Officer, pre-clearance in writing must also be obtained from either the Chairman of the Board of Directors of the Company or the Chairman of the Audit Committee of the Board of Directors of the Company.

Independent Compensation Consultant	Aon advised our independent Compensation Committee during 2020.

Annual Risk Assessment	We conduct an annual risk assessment of our compensation programs, which is led by our independent compensation consultant. The Compensation Committee does not believe that the compensation programs create risks that are reasonably likely to have a material adverse effect on REG.

Stockholder Engagement Efforts	We engage our stockholders in a variety of forms, including our Investor Day, quarterly earnings calls, and presentations at investor conferences, as well as our annual stockholder meeting.

No Repricing or Exchange of Underwater Options/SARs	Our stock incentive plan prohibits the repricing or exchange of underwater stock options and stock appreciation rights without stockholder approval.

Stock Ownership Guidelines	In 2020, we adopted new stock ownership guidelines, which require our executive officers and directors to maintain certain stock ownership levels.

How We Design Executive Pay
Compensation Philosophy and Objectives
Our executive compensation program is intended to support the execution of our business strategy and link rewards to the achievement of short- and long-term goals. Our Compensation Committee designs our programs to reward pay-for-performance, motivate financial and operating performance that drive returns for stockholders and attract and retain talented and experienced leaders.

Our executive compensation program includes base salary, annual incentives paid in the form of cash bonuses and long-term incentives consisting of grants of PRSUs and time-vested restricted stock units ("RSUs"). The majority of our executive compensation is variable compensation or at-risk pay. Base salary is the only fixed compensation component.

Executive Compensation Overview
Our compensation program for our executives consists of a number of elements that support our compensation objectives. A brief description of each element is highlighted in the following chart:

Compensation Element	Characteristics	Form	Performance Period	Primary Objective
Base Salary	Fixed amount of compensation	Cash	N/A	•Provide a competitive fixed amount of cash compensation based on individual performance, level of responsibility and experience •Attract and retain talented executives
Annual Incentive Plan (“AIP”)	Variable compensation opportunity contingent on achievement of corporate financial and operations goals measured over the current year	Cash	1 year
•Motivate employees to achieve short-term corporate goals, which include financial and non-financial metrics such as environmental and social performance that support stockholder value creation and strategic goals and recognize individual outperformance
•Link pay to performance

Long-Term Incentives ("LTIP")	Represents variable compensation opportunity contingent on stockholder returns, achievement of financial goals and continued employment	Stock	3 years

•Align the interests of our executives to the interests of our stockholders by granting awards conditioned on stock price growth
•Link pay to performance
•Drive long-term return in the business, which is aligned with stockholder interests and value creation
•Attract and retain talented executives
•Include stock retention requirements for certain awards earned to align with long-term interests of stockholders and leading governance practices

Peer Group

In establishing the peer group, the Compensation Committee considered the following objective selection criteria recommended by its independent executive compensation consultant: (i) industry, (ii) size, as measured by revenues, market capitalization and EBITDA, (iii) business operations, with a focus on bio-energy, renewable energy, or bio-chemical businesses, (iv) scope of operations to align with the Company’s international operational scope, and (v) financial and total shareholder return performance. The peer group that was effective for 2019 compensation decisions was also used for 2020 compensation decisions. The peer group is reviewed annually by the Compensation Committee. The composition of the 2019 and 2020 peer group is summarized below. The Compensation Committee believes the peer group remains appropriate for pay and performance comparisons.

Companies Used to Assess Pay Levels and Pay Practices in 2020
Calumet Specialty Products	Covanta Holding Corp	CVR Energy, Inc..
Darling Ingredients Inc.	Delek US Holdings, Inc.	FutureFuel Corp.
Green Plains Inc.	Mercer International Inc	Methanex Corp.
NewMarket Corp.	Ormat Technologies Inc.	Pacific Ethanol, Inc..
Par Pacific Holdings, Inc.	Quaker Chemical Corp.	REX American Resources Corp.
The Andersons, Inc.
Competitive Market Data
Competitive information with respect to pay levels and pay practices generally serves as one of the reference points in establishing our executive compensation. The information is intended to provide a general understanding of current compensation practices rather than a formula for establishing specific pay levels. In advance of establishing pay levels, the Compensation Committee reviews trends in executive compensation derived from the peer group and general industry companies The Compensation Committee also considers the pay practices of the peer companies, among several factors, in establishing the design of our annual and long-term incentive programs.
Role of the Compensation Committee and Management

The Compensation Committee has overall responsibility for evaluating and determining the compensation of our named executive officers, including the compensation of our Chief Executive Officer. Members of the Compensation Committee are appointed by our Board. The Compensation Committee makes its compensation decisions based on the judgment of its members based on their contributions and experience and after receiving input from our Chief Executive Officer and other members of management.

Our Chief Executive Officer makes compensation recommendations to the Compensation Committee for the executive officers other than herself and may provide input on the design of compensation plan components and other compensation-related issues as they arise. Management provides analyses regarding competitive practices and pay ranges, compensation and benefit plans, policies and procedures related to equity awards, perquisites and general compensation and benefits philosophy. Senior human resources and finance executives attend non-executive sessions of Compensation Committee meetings to provide perspective and expertise relevant to the meeting agendas.
Role of the Independent Compensation Consultant
To assist the Compensation Committee in carrying out its duties and responsibilities, the Compensation Committee engages the services of an outside independent executive compensation consultant. As in prior years, during 2020, the Compensation Committee engaged Aon as its independent executive compensation consultant. Aon provides the Compensation Committee with competitive market compensation data for senior executives, information on current issues and trends on executive compensation program design and governance, assists with proxy disclosure requirements, and provides ongoing advice to the Compensation Committee on regulatory and other technical developments that may affect our executive compensation programs.

In its capacity as the executive compensation consultant to the Compensation Committee, Aon reports directly to the Compensation Committee and the Compensation Committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the executive compensation consultant will typically collaborate with management to obtain data, provide background on program design and operation, and clarify pertinent information, but will undertake no projects for management except at the request of the chair of the Compensation Committee. The Compensation Committee assessed the independence of Aon during 2020 and believes that there are no conflicts of interest. In reaching this conclusion, the Compensation Committee considered applicable SEC rules and regulations and the corresponding Nasdaq independence factors regarding compensation advisor independence.
Elements of the Executive Compensation Program in 2020
Compensation Mix
The Compensation Committee established the mix of base salary and incentive compensation by referencing market practices for total direct compensation. Each element is subject to adjustments in the Compensation Committee’s discretion based on Company-wide and individual performance factors, such as the amount of time each individual had served as an officer of the Company, the percentage of equity awards each individual held, and contractual arrangements. In developing the total direct compensation package for a named executive officer, the Compensation Committee also considered the internal equity of pay across all executive positions. To tie compensation to performance, the Compensation Committee structured annual non-equity incentive compensation and the performance-based element of long-term incentive compensation in a manner that provided the opportunity to earn above market compensation for results above target, and below market compensation when the target is not achieved.

CEO
Short-term 46%
Long-term 54%
Base
23%
LTIP
54%
AIP
23%
At Risk
77%

Interim CFO
Short-term 79%
Long-term 21%
LTIP
21%
Base
59%
AIP
21%
At Risk
41%

Other NEOs
Short-term 72%
Long-term 28%
LTIP
28%
Base
47%
AIP
26%
At Risk
53%

Base Salary
We pay our named executive officers a base salary based on the experience, skills, knowledge and responsibilities required of each position. We believe base salaries are an important element in our overall compensation program because base salaries provide a fixed element of compensation that reflects job responsibilities and contributions to the Company.

Base salary is essential to allow us to compete in the employment marketplace for talent and is an important component of total compensation for our named executive officers. It is vital to our goal of recruiting and retaining executive officers with proven abilities.

In establishing base salaries effective for 2020, the Compensation Committee considered a number of factors, including, but not limited to, the executive’s performance, the Company’s performance, the competitive market for compensation, internal equity, scope of responsibilities, and organizational criticality. Based on the foregoing factors, we determined that the following salary adjustments were appropriate:

Executive	Annualized 2020 Base Salary	Annualized 2019 Base Salary	Year-Over-Year Increase
Ms. Warner (1) (3)	$840,000	$800,000	5.0%
Mr. Robinson(2)	$225,000	$195,545	15.1%
Mr. Stone(3)	$405,000	$390,000	3.8%
Mr. Albin(3)	$410,000	$400,000	2.5%
Mr. Haer(3)	$370,000	$350,000	5.7%
Mr. Bowen (3)	$330,000	$325,000	1.5%
(1)2019 Annualized salary effective as of January 14, 2019.
(2)Mr. Robinson was named Interim Chief Financial Officer effective December 3, 2020.
(3)2020 competitive base salary increase effective on February 24, 2020.

Annual Incentive Plan ("AIP")
Our AIP promotes our pay-for-performance philosophy by providing all employees with direct financial incentives in the form of annual cash awards for achieving Company performance goals. In late 2019 and early 2020, the Compensation Committee evaluated the design of the 2020 cash incentive plan to assess if it continued to align pay with Company performance and stockholders’ interests. Based on the Compensation Committee’s assessment, the Compensation Committee continued to believe that there was a strong link between pay and performance through the continued use of Adjusted EBITDA as the sole performance metric in the AIP, In addition, we are committed to the safety and health of our employees and visitors and to environmental stewardship where we operate. Therefore, the Compensation Committee may in its sole discretion decrease the total incentive pool and any individual award by up to 50% based upon singular or cumulative incidents within the year that result in unacceptable performance in the areas of safety, environmental and health.. Similar to past years, the performance curve with respect to Adjusted EBITDA was differentiated for executives compared to all other participants. As summarized below, the threshold level of Adjusted EBITDA performance was set at a higher level for executives than all other participants. The Compensation Committee viewed the continued use of this plan design feature as one that holds management accountable for a higher level of financial performance than other employees because management is positioned to have greater influence on overall Company performance and increased line of sight.
In February 2021, the Compensation Committee and independent members of our Board approved our 2020 annual incentive plan pursuant to which bonus amounts could be paid for performance in 2020. Annual cash incentives under the annual cash incentive plan ("AIP") for 2020 were earned close to target and we set our target Adjusted EBITDA for 2020 above our 2019 Adjusted EBITDA results, as reported in last year’s proxy statement. Plan details are described below:

Performance and Payout Curves for All Non-Executives
Adjusted EBITDA [1]	$50M (threshold)	$100M	$150M	$200M (target)	$250M	$300M	$350M	$400M (maximum)
Payout %	25.0%	50.0%	75%	100.0%	125.0%	150.0%	175.0%	200.0%

Performance and Payout Curves for Executives
Adjusted EBITDA [1]	$100M (threshold)	$150M	$200M (target)	$250M	$300M	$350M	$400M (maximum)
Payout %	50.0%	75.0%	100.0%	125.0%	150.0%	175.0%	200.0%

Our 2020 actual performance against the Adjusted EBITDA metric under the 2020 AIP is illustrated in the following table along with the annual cash incentive earned for our named executive officers:

Performance Measure	Actual Performance (millions)	Actual Performance as % of Target Goal	Weighting	Payout as % of Target [2]
Adjusted EBITDA [1]	$195.8	97.9%	100%	95.3%
1 See pages 43-45 of our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021 for the calculation of Adjusted EBITDA and reconciliation to GAAP net income (loss).
2 Our payout percentage for 2020 was 95.3% (versus 143% in 2019) based on 2020 Adjusted EBITDA of $195.8 million, which incorporates adjustments for a number factors including the restatement of earnings for prior years.

The table below summarizes actual AIP payouts, based on performance, for each executive officer.

Executive	Target AIP (as a Percentage of Salary)	Target AIP ($)	Actual AIP(1) ($)
Ms. Warner	100%	$840,000	$823,979
Mr. Robinson	35%	$73,232	$71,245
Mr. Stone(2)	60%	$243,000	$59,710
Mr. Albin(2)	60%	$246,000	$181,766
Mr. Haer	50%	$185,000	$181,253
Mr. Bowen	50%	$165,000	$162,835
(1)Actual AIP payments are calculated based from actual salary paid in 2020. REG pays its employees bi-weekly. There were 27 payrolls in 2020.
(2) The Compensation Committee exercised its discretion, as stated in the plan, to adjust Mr. Albin's and Mr. Stone’s 2020 AIP payment based on the individual performance of Mr. Albin and Mr. Stone during 2020.

Long-Term Incentive Plan
We grant equity-based compensation to our named executive officers through our Amended and Restated 2009 Stock Incentive Plan. We believe this element of our compensation program allows executive officers the opportunity to develop a significant ownership stake in the Company and aligns their interests with the long-term interests of our stockholders. The inclusion of PRSUs as a long-term equity vehicle for all named executive officers represents a change effective since 2016 that was designed to enhance the program’s alignment with stockholder interests, drive stockholder value creation, link pay directly to performance and provide a greater percentage of equity compensation in at-risk vehicles.
We issue equity grants in accordance with our long-term incentive plan. The Compensation Committee, with input from its independent compensation consultant and management, developed grant guidelines to govern key terms such as timing (annual and off-cycle grants), target award levels, participation and equity forms. These grant guidelines are expected to provide us with a starting point to integrate financial and non-financial performance factors and strengthen our ability to attract and retain employees by communicating a clearer picture of the total compensation package through a long-term incentive plan.
The long-term incentive plan arrangements applicable to our CEO and other named executive officers for 2020 in the mix of PRSUs (55% to 75%) and RSUs (25% to 45%) are described below.
•PRSUs. In 2020, we continued to grant to our named executive officers PRSUs, the vesting of which is conditioned on the achievement of certain Company performance goals. The Compensation Committee considers a wide-range of goals, with the primary objective being to drive stockholder value creation over a multi-year period of time. For awards granted in 2020 to our named executive officers, 50% of the awards vest based on the attainment of an absolute Total Shareholder Return and the other 50% vest based on the achievement of return on invested capital ("ROIC") over a three-year period. The design of the PRSUs is intended to reward the named executive officers only in the event that they create shareholder value and/or achieve a pre-established level of return in the business, which is a leading indicator of shareholder value creation. We believe the design of the PRSUs aligns the interests of the named executive officers with stockholders’ interests. Additional details with respect to each PRSU award is provided below:
•The absolute Total Shareholder Return ("TSR") hurdle will be measured using a 20-trading-day average beginning and ending stock price. The performance measurement period began on March 24, 2020 (the "Grant Date") and will end on March 24, 2023. The performance measurement period will use a 20-day volume weighted average price (VWAP) of the stock price for the beginning and ending dates (20 trading days concluding on the Grant Date and 20 trading days concluding on March 24, 2023). Award vests on the achievement of an absolute TSR over three years per the chart below.

Goals	TSR over 3 years	Payout Level
Threshold	15%	50%
Target	25%	100%
Maximum	40% or greater	200%
•The PRSU award portion subject to the return on invested capital (ROIC) hurdle vests based on the achievement of the average of our annual ROIC over the three-year period beginning on January 1, 2020 and ending December 31, 2022 (the "Performance Period") with ROIC performance of 10% resulting in a threshold payout of 50% of target, ROIC performance of 15% resulting in a target payout, and ROIC performance of 20% or greater resulting in a maximum payout of 200% of target. ROIC will be calculated annually, with the three fiscal years of performance averaged using a simple average, to determine the extent at which ROIC performance has been achieved. Long lead capital expenditures will be subtracted out of the three-year ROIC calculation until placed in service. The Company’s ROIC performance will represent the simple average of ROIC in each of fiscal year during the Performance Period. Actual ROIC three-year average and the corresponding payout will be interpolated between the Threshold, Target and Maximum. The PRSU awards will be vested and settled in shares of Common Stock when the performance goal has been achieved, subject to review and approval by our Compensation Committee. ROIC is calculated using our Adjusted EBITDA divided by Invested Capital for and as of the applicable calendar year and is calculated using the asset-based approach. Adjusted EBITDA shall be determined on a basis consistent with the calculation of the Company’s Adjusted EBITDA as set forth in its Forms 10-K previously filed with the SEC, reduced by depreciation and amortization expense and taxes calculated based on the Company’s effective tax rate. Invested Capital is the Company’s year-end current assets, less cash and marketable securities, less current liabilities, plus short-term interest bearing debt, plus net property, plant and equipment, plus goodwill, intangibles and other long term assets.
◦RSUs. Given the volatile nature of our business, we believe it is important for retention purposes to have a portion of long-term incentives that is stable while still linked to changes in stockholder value. RSUs granted in 2020 grade vest one third each of the three years from the date of grant assuming continued employment.
In March 2020, we granted the named executive officers long-term incentive plan opportunities as follows:
•President and Chief Executive Officer: Long-term incentive plan opportunity, provided 75% in PRSUs and 25% in RSUs. The significant weighting of the PRSUs component is to align the interests of the President and Chief Executive Officer to the interests of our stockholders and to tie the pay to performance.
•Named executive officers: Long-term incentive plan opportunity, provided 55% in PRSUs and 45% in RSUs.
Based upon the Company's stock price at the time of this grant, this equated to the following awards in March 2020:

Named Executive Officers	RSUs	PRSUs - TSR	PRSUs - ROIC
Ms. Warner	23,864	31,566	35,795
Mr. Robinson	2,102	618	701
Mr. Stone	5,232	2,820	3,197
Mr. Albin	5,297	2,854	3,237
Mr. Haer	4,780	2,576	2,921
Mr. Bowen	4,263	2,297	2,605

These PRSUs and RSUs vest in accordance with our plan’s performance and vesting provisions discussed above. In September 2020, the 2019 PRSU awards subject to stock price hurdles vested and half of the net shares resulting from the vesting were settled as we met the stock price hurdles for these awards. In addition, in March 2021, the ROIC performance hurdle of 12% or greater measured based on the average of our annual ROIC over the three-year period beginning on January 1, 2018 and ending December 31, 2020 was achieved resulting in the vesting of the outstanding PRSUs granted in February 2018. Refer to the "OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE" section for further details.

Other Benefits

The Compensation Committee reviews the level and types of other benefits each year. The Committee believes that the foregoing benefits are appropriate and important in attracting and retaining executive talent. Our named executive officers are eligible for the following benefits on a similar basis as other eligible employees:
•health, dental and vision insurance;
•vacation, personal holidays and sick days;
•life insurance and supplemental life insurance;
•short-term and long-term disability;
•a 401(k) plan with matching contributions; and
•relocation benefits for our President and Chief Executive Officer.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee Members:

Christopher D. Sorrells, Chairman
Delbert Christensen
James C. Borel

EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The following table summarizes certain compensation paid to our named executive officers during the year ended December 31, 2020, 2019 and 2018:

Name and Position(s)	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Cynthia J. Warner - President and Chief Executive Officer	2020	$864,615	$1,994,987	$—	$823,979	$112,021	(4)	$3,795,602
	2019	$738,462	$2,671,156	$—	$1,056,000	$85,058		$4,550,676

Todd Robinson - Interim Chief Financial Officer	2020	$213,596	$73,229	$—	$71,245	$23,835	(5)	$381,905

Chad Stone - Senior Vice President, Commercial Performance	2020	$417,692	$243,000	$—	$59,710	$25,887	(6)	$746,289
	2019	$386,923	$210,540	$—	$276,650	$24,760		$898,873
	2018	$370,000	$624,724	$—	$366,070	$16,577		$1,377,371

Brad Albin - Senior Vice President, Manufacturing and Engineering	2020	$423,846	$246,000	$—	$181,766	$34,028	(7)	$885,640
	2019	$395,385	$216,270	$—	$282,700	$24,801		$919,156
	2018	$370,000	$624,724	$—	$366,070	$16,887		$1,377,681

Gary Haer - Vice President, Special Projects	2020	$380,385	$222,002	$—	$181,253	$17,664	(8)	$801,304
	2019	$346,923	$189,226	$—	$248,050	$14,886		$799,085
	2018	$330,000	$227,191	$—	$323,759	$7,815		$888,765

Eric Bowen - General Counsel and Corporate Secretary	2020	$341,731	$197,980	$—	$162,835	$25,893	(9)	$728,439
	2019	$322,692	$175,716	$—	$207,653	$18,589		$724,650
	2018	$310,000	$523,427	$—	$302,798	$13,087		$1,149,312

(1)Represents the grant date fair value of PRSUs and RSUs granted to each named executive officer, computed in accordance with FASB ASC Topic 718 rather than amounts paid to or realized by the named individual. Assuming that the highest level of performance conditions will be achieved, the value of the 2020 stock awards for Ms. Warner, Messrs. Robinson, Stone, Albin, Haer and Bowen would be $3,491,217, $102,527, $376,651, $381,294, $344,102 and $306,864, respectively. For a summary of the assumptions used in the valuation of awards made in 2018, 2019 and 2020, please see Note 11 to our audited consolidated financial statements as set forth in our annual report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021. There can be no assurance that the value upon vesting or exercise will approximate the compensation expense we recognized.
(2)Represents cash bonuses earned under our annual incentive plan.
(3)All other compensation includes: (i) matching contributions under our 401(k) plan, (ii) health care benefit allowance, (iii) employer provided transportation vehicles and (iv) relocation allowance as applicable.
(4)Represents $8,550 of matching contributions under our 401(k) plan, $12,925 of health care benefit allowance, $7,805 of an auto allowance and $82,742 of relocation benefits.
(5)Represents $8,550 of matching contributions under our 401(k) plan, $14,625 of health care benefit allowance, and $660 of a mobile phone allowance.
(6)Represents $8,550 of matching contributions under our 401(k) plan, $14,625 of health care benefit allowance and $2,712 of an auto allowance.
(7)Represents $8,550 of matching contributions under our 401(k) plan, $14,625 of health care benefit allowance and $10,853 of an auto allowance.
(8)Represents $8,550 of matching contributions under our 401(k) plan and $9,114 of health care benefit allowance.
(9)Represents $8,550 of matching contributions under our 401(k) plan, $7,793 of health care benefit allowance and $9,550 of an auto allowance.

GRANTS OF PLAN BASED AWARDS TABLE
The following table provides information regarding plan-based awards granted during the year ended December 31, 2020 to the named executive officers.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards[2]			All other stock awards: Number of shares of stock or units 1, (#)	Grant date fair value of stock and option awards[3] ($)
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Cynthia J. Warner	3/24/2020	$420,000	$840,000	$1,680,000				23,864	$498,758
President and Chief Executive Officer	3/24/2020				15,783	67,361	134,722		$1,496,230

Todd Robinson	3/24/2020	$39,375	$78,750	$157,500				2,102	$43,932
Interim Chief Financial Officer	3/24/2020				309	1,319	2,638		$29,298

Chad Stone	3/24/2020	$121,500	$243,000	$486,000				5,232	$109,349
Senior Vice President, Commercial Performance	3/24/2020				1,410	6,017	12,034		$133,651

Brad Albin	3/24/2020	$123,000	$246,000	$492,000				5,297	$110,707
Senior Vice President, Manufacturing and Engineering	3/24/2020				1,427	6,091	12,182		$135,293

Gary Haer	3/24/2020	$92,500	$185,000	$370,000				4,780	$99,902
Vice President, Special Projects	3/24/2020				1,277	5,497	10,994		$122,100

Eric Bowen	3/24/2020	$82,500	$165,000	$330,000				4,263	$89,097
General Counsel and Corporate Secretary	3/24/2020				1,148	4,902	9,804		$108,883

(1)Represented RSUs granted under our Amended and Restated 2009 Stock Incentive Plan that vest according to the vesting provisions.
(2)Represented PRSUs granted under our Amended and Restated 2009 Stock Incentive Plan that vest according to the vesting provisions.
(3)Represents the grant date fair value of PRSUs and RSUs, respectively, granted to each named executive officer, computed in accordance with FASB ASC Topic 718 rather than amounts paid to or realized by the named individual. For a summary of the assumptions used in the valuation of awards made in 2020, please see Note 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020. There can be no assurance that the value upon vesting or exercise will approximate the compensation expense we recognized.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2020.

Name	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Share, Units or Other Rights that Have Not Vested(1) ($)
Cynthia J. Warner	—	—	$—	—	38,139	(2)	$2,701,004	—		$—
President and Chief Executive Officer	—	—	$—	—	13,626	(3)	$964,993	32,023	(8)	$2,267,869
	—	—	$—	—	23,864	(4)	$1,690,048	134,722	(9)	$9,541,012

Todd Robinson	3,769	—	$11.83	3/24/2024	—		$—	—		$—
Interim Chief Financial Officer	4,027	—	$9.52	3/25/2024	—		$—	—		$—
	—	—	$—	0	3,000	(5)	$212,460	1,212	(10)	$85,834
	—	—	$—	0	1,246	(6)	$88,242	750	(8)	$53,115
	—	—	$—	0	2,102	(4)	$148,864	2,638	(9)	$186,823

Chad Stone	23,519	—	$13.25	5/17/2023	—		$—	—		$—
Senior Vice President, Commercial Performance	23,016	—	$11.83	3/24/2024	—		$—	—		$—
	35,258	—	$9.52	3/24/2025	—		$—	—		$—
	13,140	—	$9.06	3/28/2026	—		$—	—		$—
	—	—	$—	N/A	10,047	(5)	$711,529	7,440	(10)	$526,901
	—	—	$—	N/A	14,907	(7)	$1,055,714	—		$—
	—	—	$—	N/A	3,021	(3)	$213,947	2,892	(8)	$204,811
	—	—	$—	N/A	5,232	(4)	$370,530	12,034	(9)	$852,248

Brad Albin	96,000	—	$8.97	4/24/2022	—		$—	—		$—
Senior Vice President, Manufacturing & Engineering	23,519	—	$13.25	5/17/2023	—		$—	—		$—
	23,016	—	$11.83	3/24/2024	—		$—	—		$—
	35,258	—	$9.52	3/24/2025	—		$—	—		$—
	13,140	—	$9.06	3/28/2026	—		$—	—		$—
	—	—	$—	N/A	10,047	(5)	$711,529	7,440	(10)	$526,901
	—	—	$—	N/A	14,907	(7)	$1,055,714	—		$—
	—	—	$—	N/A	3,098	(3)	$219,400	2,966	(8)	$210,052
	—	—	$—	N/A	5,297	(4)	$375,134	12,182	(9)	$862,729

Gary Haer	—	—	$—	N/A	8,961	(5)	$634,618	6,635	(10)	$469,891
Vice President, Special Projects	—	—	$—	N/A	2,711	(3)	$191,993	2,595	(8)	$183,778
	—	—	$—	N/A	4,780	(4)	$338,520	10,994	(9)	$778,595

Eric Bowen	19,200	—	$9.26	4/20/2022	—		$—	—		$—
General Counsel and Corporate Secretary	10,000	—	$8.97	4/24/2022	—		$—	—		$—
	19,779	—	$11.83	3/24/2024	—		$—	—		$—
	30,309	—	$9.52	3/24/2025	—		$—	—		$—
	11,523	—	$9.06	3/28/2026	—		$—	—		$—
	—	—	$—	N/A	8,418	(5)	$596,163	6,233	(10)	$441,421
	—	—	$—	N/A	12,490	(7)	$884,542	—		$—
	—	—	$—	N/A	2,518	(3)	$178,325	2,410	(8)	$170,676
	—	—	$—	N/A	4,263	(4)	$301,906	9,804	(9)	$694,319

(1)The market value is based on $70.82 per share market price of our Common Stock on December 31, 2020.
(2)Represents award of RSUs that will vest on January 14, 2022, assuming continued employment.

(3)Represent award of RSUs that vest 1/3 of the original award on March 25, 2020. The remaining awards vest 1/3 of the original award on March 25 of 2021 and 2022, assuming continued employment.
(4)Represent award of RSUs that will vest as to 1/3 on March 24 of 2021, 2022 and 2023, assuming continued employment.
(5)Represents award of RSUs that vested on February 28, 2021.
(6)Represents award of RSUs that 1/3 vested on April 5, 2020. The remaining awards vest 1/3 of the original award on April 5 of 2021 and 2022, assuming continued employment.
(7)Represents award of RSUs that will vest on December 14, 2021, assuming continued employment.
(8)Represents PRSUs granted in March 2019. The remaining PRSUs are subject to a return on invested capital hurdle, which will be measured over three-, four- and five-year periods.  Any PRSUs that have not vested on or prior to the twentieth trading day following the fifth anniversary of the grant date are forfeited.
(9)Represents PRSUs granted in March 2020. 50% of the value of the PRSUs will vest upon achievement of a total shareholder return hurdle. The shareholder return hurdle is calculated 3 years after the grant date and is not subject to a post-vesting holding period. The remaining 50% of these PRSUs are subject to a return on invested capital hurdle, as measured over the three-year performance period beginning on January 1, 2020 and ending December 31, 2022. These PRSUs are reflected at 200% of target as the Company finished the year above target for both performance hurdles. Any PRSUs that have not vested during the performance periods shall be immediately forfeited.
(10)Represents PRSUs granted in February 2018. The remaining 50% of the original award of PRSUs are subject to a ROIC hurdle, which is measured over three-, four- and five year periods. Any PRSUs that have not vested on or prior to the twentieth trading day following the fifth anniversary of the grant date are forfeited. In March 2021, the ROIC performance hurdle of 12% or greater measured based on the average of our annual ROIC over the three-year period beginning on January 1, 2018 and ending December 31, 2020 was achieved, resulting in the vesting of these PRSUs.
OPTION EXERCISES AND STOCK VESTED IN 2020

	Option awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Cynthia J. Warner - President and Chief Executive Officer	—	$—	38,845	$1,373,104
Todd Robinson - Interim Chief Financial Officer	—	$—	4,229	$107,544
Chad Stone - Senior Vice President, Commercial Performance	96,000	$1,601,760	19,949	$474,633
Brad Albin - Senior Vice President, Manufacturing and Engineering	—	$—	19,628	$478,310
Gary Haer - Vice President, Special Projects	14,595	$336,810	17,250	$420,126
Eric Bowen -General Counsel and Corporate Secretary	—	$—	16,661	$399,070

(1)Value was calculated using per share closing prices of our Common Stock on the applicable vesting dates for RSUs and PRSUs.

EMPLOYMENT AGREEMENTS
President and Chief Executive Officer
On November 30, 2018, we entered into new employment agreements with Cynthia J. Warner, effective January 14, 2019 (the “Employment Agreement”). The Employment Agreement has an initial term ending January 14, 2022, with automatic one-year extensions thereafter unless notice of non-extension is delivered by either party no later than 90 days prior to the expiration of the then-applicable period. Ms. Warner is also entitled to participate in an annual incentive program with a cash incentive bonus payment of at least 100% of her base salary. Ms. Warner is also eligible to participate in the Company’s long-term incentive program. See "Compensation Discussion and Analysis - Long-Term Incentive Plan" for a discussion of their equity awards and performance metrics for 2020. In addition, Ms. Warner was also granted a one-time award in the form of RSUs having a total fair market value on the grant date of $1,000,000 that vests in full in January 2022.
Ms. Warner is entitled to certain payments upon termination:
    Termination For Cause or Resignation Without Good Reason; Other Than For Death or Disability. If, during the term of the Employment Agreement, the Company terminates Ms. Warner’s employment for cause (as defined in the Employment Agreement) or Ms. Warner resigns without good reason (as defined in the Employment Agreement) and in either case the termination of Ms. Warner's employment is not because of her death or disability, Ms. Warner will forfeit all rights to any annual bonus for the fiscal year in which the termination of employment occurs, and will be entitled only to a payment equal to any accrued, but unpaid, base salary, bonuses accrued with respect to a prior fiscal year, vacation pay and benefits.
    Termination due to Death or Disability. If Ms. Warner’s employment is terminated due to death or disability, she or her estate will receive (i) her base salary and other benefits earned and accrued prior to the date of termination, (ii) a lump sum cash payment equal to her annual bonus for the calendar year in which she terminates employment, prorated based on the portion of the calendar year in which she was employed by the Company. The annual bonus will be calculated based on actual performance for the entire calendar year (but will not be greater than a prorated portion of the executive's target annual for such year), and will be paid at the same time as annual bonuses are paid to our other senior executives, and (iii) vesting of the RSUs granted in connection with her commencement of employment (the "Sign-On RSUs").
    Termination Without Cause or Resignation With Good Reason. If Ms. Warner is terminated by the Company without cause (as defined in the Employment Agreement) or resigns for good reason (as defined in the Employment Agreement), she will receive (i) her accrued but unpaid base salary and paid time off benefits as of the termination of employment, (ii) a cash payment equal to 150% of her annual salary plus her target annual bonus, payable in equal installments over an 18-month period in accordance with the Company’s usual and customary payroll practices, (iii) a lump sum cash payment equal to her annual bonus for the calendar year in which her employment terminates, prorated for the portion of the year in which she was employed by the Company and calculated based on target performance for the calendar year, (iv) for a period of up to 18 months after termination, health coverage under the Company’s health plans and programs that are applicable to senior executives of the Company generally, at such costs to Ms. Warner as would have applied if her employment with the Company had continued (such health coverage will terminate prior to one year after termination if Ms. Warner becomes entitled to receive coverage of the same type from another employer or recipient of her services, regardless of whether she waives such benefits), (v) vesting of the Sign-On RSUs, and (vi) vesting of other stock options, stock appreciation rights, RSUs or other equity awards, prorated based on the number of days that have elapsed during the vesting period on such termination date, and to the extent subject to performance-based vesting, based on the achievement of such performance requirements. All such payments and benefits, other than the payment of accrued but unpaid base salary and paid time off benefits, are subject to Ms. Warner, as applicable, signing a release of claims against the Company and such release becoming irrevocable.
    Termination Without Cause or Resignation for Good Reason Following a Change in Control. If Ms. Warner is terminated by the Company without cause (as defined in the Employment Agreement) or resigns for good reason (as defined in the Employment Agreement) within two years following the consummation of a change in control (as defined in the Employment Agreement), she will receive (i) her accrued but unpaid base salary and paid time off benefits as of the termination of employment, (ii) a lump sum cash payment equal to 200% of her annual salary and 200% of her target annual bonus, (iii) a lump sum cash payment equal to her annual bonus for the calendar year in which her employment terminates, prorated for the portion of the year in which she was employed by the Company and calculated based on target performance for the calendar year, (iv) vesting of the Sign-On RSUs and any other stock options, stock appreciation rights, RSUs or other equity awards in accordance with the terms of our Amended and Restated 2009 Stock Incentive Plan, and the Company will determine if a “hurdle” set under performance-based equity awards constitutes a “target” for this purpose, and (v) for a period of up to 18 months after termination, health coverage under the Company’s health plans and programs that are applicable to senior executives of the Company generally, at such costs to Ms. Warner as would have applied if her employment with the Company had continued (such health coverage will terminate prior to one year after termination if Ms. Warner becomes entitled to receive coverage of the same type from another employer or recipient of her services, regardless of whether she waives such coverage).

All such payments and benefits, other than the payment of accrued but unpaid base salary and paid time off benefits, are subject to Ms. Warner, as applicable, signing a release of claims against the Company and such release becoming irrevocable.
Vice President, Special Projects and General Counsel and Corporate Secretary
On June 11, 2018, we entered into new employment agreements with Gary Haer and Eric Bowen, respectively, effective May 21, 2018 (the “Employment Agreements”). Each Employment Agreement has an initial term ending May 21, 2021, with automatic one-year extensions thereafter unless notice of non-extension is delivered by either party no later than 90 days prior to the expiration of the then-applicable period. Each of Messrs. Haer and Bowen is entitled to participate in an annual incentive program with a cash incentive bonus payment of at least 50% of their base salary. Messrs. Haer and Bowen are also eligible to participate in the Company’s long-term incentive program. See "Compensation Discussion and Analysis - Long-Term Incentive Plan" for a discussion of their equity awards and performance metrics for 2020.
Messrs. Haer and Bowen are entitled to certain payments upon termination:
    Termination For Cause or Resignation Without Good Reason; Other Than For Death or Disability. If, during the term of the Employment Agreement, the Company terminates Mr. Haer or Mr. Bowen’s employment for cause (as defined in the Employment Agreement) or Mr. Haer or Mr. Bowen resigns without good reason (as defined in the Employment Agreement) and in either case the termination of Mr. Haer or Mr. Bowen’s employment is not because of their death or disability, Mr. Haer or Mr. Bowen will forfeit all rights to any annual bonus for the fiscal year in which the termination of employment occurs, and will be entitled only to a payment equal to any accrued, but unpaid, base salary, bonuses accrued with respect to a prior fiscal year, vacation pay and benefits.
    Termination due to Death or Disability. If Messrs. Haer or Bowen’s employments are terminated due to death or disability, they will be paid their base salary and other benefits earned and accrued prior to the date of termination and a lump sum cash payment equal to their annual bonus for the calendar year in which they terminate employment, prorated based on the portion of the calendar year in which they were employed by the Company. The annual bonus will be calculated based on actual performance for the entire calendar year (but will not be greater than a prorated portion of the executive's target annual for such year), and will be paid at the same time as annual bonuses are paid to our other senior executives.
    Termination Without Cause or Resignation With Good Reason. If either Mr. Haer or Mr. Bowen is terminated by the Company without cause (as defined in the Employment Agreement) or resigns for good reason (as defined in the Employment Agreement), he will receive (i) his accrued but unpaid base salary and paid time off benefits as of the termination of employment, (ii) a cash payment equal to 100% of his annual salary, payable in equal installments over a 12-month period in accordance with the Company’s usual and customary payroll practices, (iii) a cash payment equal to his annual bonus for the calendar year in which his employment terminates, prorated for the portion of the year in which he was employed by the Company and calculated based on actual performance for the calendar year (but the payment will not be greater than a prorated portion of his target annual bonus for such year), payable in equal installments over a 12-month period in accordance with the Company’s usual and customary payroll practices, and (iv) for a period of up to one year after termination, health coverage under the Company’s health plans and programs that are applicable to senior executives of the Company generally, at such costs to Mr. Haer or Mr. Bowen as would have applied if his employment with the Company had continued (such health coverage will terminate prior to one year after termination if Mr. Haer or Mr. Bowen becomes entitled to receive coverage of the same type from another employer or recipient of his services, regardless of whether he waives such benefits). All such payments and benefits, other than the payment of accrued but unpaid base salary and paid time off benefits, are subject to Mr. Haer or Mr. Bowen, as applicable, signing a release of claims against the Company and such release becoming irrevocable.
    Termination Without Cause or Resignation for Good Reason Following a Change in Control. If either Mr. Haer or Mr. Bowen is terminated by the Company without cause (as defined in the Employment Agreement) or resigns for good reason (as defined in the Employment Agreement) within two years following the consummation of a change in control (as defined in the Employment Agreement), he will receive (i) his accrued but unpaid base salary and paid time off benefits as of the termination of employment, (ii) a lump sum cash payment equal to 200% of his annual salary, (iii) a lump sum cash payment equal to his annual bonus for the calendar year in which his employment terminates, prorated for the portion of the year in which he was employed by the Company and calculated based on actual performance for the calendar year (but the payment will not be greater than a prorated portion of his target annual bonus for such year), (iv) vesting of any stock options, stock appreciation rights, RSUs or other equity awards in accordance with the terms of our Amended and Restated 2009 Stock Incentive Plan, and the Company will determine if a “hurdle” set under performance-based equity awards constitutes a “target” for this purpose, and (v) for a period of up to one year after termination, health coverage under the Company’s health plans and programs that are applicable to senior executives of the Company generally, at such costs to Mr. Haer or Mr. Bowen as would have applied if his employment with the Company had continued (such health coverage will terminate prior to one year after termination if Mr. Mr. Haer or Mr. Bowen becomes entitled to receive coverage of the same type from another employer or recipient of his services, regardless of whether he waives such coverage). All such payments and benefits, other than the payment of accrued but unpaid base salary and paid time off benefits, are subject to Mr. Haer or Mr. Bowen, as applicable, signing a release of claims against the Company and such release becoming irrevocable.
Senior Vice Presidents, Commercial Performance and Manufacturing and Engineering
On September 29, 2017, we entered into new employment agreements with Chad Stone and Brad Albin, respectively, effective August 15, 2017 (the “Employment Agreements”). Each Employment Agreement has an initial term ending August 15, 2020, with automatic one-year extensions thereafter unless notice of non-extension is delivered by either party no later than 90 days prior to the expiration of the then-applicable period. Each of Messrs. Stone and Albin is entitled to participate in an annual incentive program with a cash incentive bonus payment of at least 50% of their base salary. Messrs. Stone and Albin are also eligible to participate in the Company's long-term incentive program. See "Compensation Discussion and Analysis - Long-Term Incentive Plan" for a discussion of their equity awards and performance metrics for 2020.

Messrs. Stone and Albin are entitled to certain payments upon termination:
    Termination For Cause or Resignation Without Good Reason; Other Than For Death or Disability. If, during the term of the Employment Agreement, the Company terminates Mr. Stone or Mr. Albin’s employment for cause (as defined in the Employment Agreement) or Mr. Stone or Mr. Albin resigns without good reason (as defined in the Employment Agreement) and in either case the termination of Mr. Stone or Mr. Albin’s employment is not because of their death or disability, Mr. Stone or Mr. Albin will forfeit all rights to any annual bonus for the fiscal year in which the termination of employment occurs, and will be entitled only to a payment equal to any accrued, but unpaid, base salary, bonuses accrued with respect to a prior fiscal year, vacation pay and benefits.
    Termination due to Death or Disability. If Messrs. Stone and Albin’s employments are terminated due to death or disability, they will be paid their base salary and other benefits earned and accrued prior to the date of termination and a lump sum cash payment equal to their annual bonus for the calendar year in which they terminate employment, prorated based on the portion of the calendar year in which they were employed by the Company. The annual bonus will be calculated based on actual performance for the entire calendar year (but will not be greater than a prorated portion of the executive's target annual for such year), and will be paid at the same time as annual bonuses are paid to our other senior executives.
    Termination Without Cause or Resignation With Good Reason. If either Mr. Stone or Mr. Albin is terminated by the Company without cause (as defined in the Employment Agreement) or resigns for good reason (as defined in the Employment Agreement), he will receive (i) his accrued but unpaid base salary and paid time off benefits as of the termination of employment, (ii) a cash payment equal to 100% of his annual salary, payable in equal installments over a 12-month period in accordance with the Company’s usual and customary payroll practices, (iii) a cash payment equal to his annual bonus for the calendar year in which his employment terminates, prorated for the portion of the year in which he was employed by the Company and calculated based on actual performance for the calendar year (but the payment will not be greater than a prorated portion of his target annual bonus for such year), payable in equal installments over a 12-month period in accordance with the Company’s usual and customary payroll practices, and (iv) for a period of up to one year after termination, health coverage under the Company’s health plans and programs that are applicable to senior executives of the Company generally, at such costs to Mr. Stone or Mr. Albin as would have applied if his employment with the Company had continued (such health coverage will terminate prior to one year after termination if Mr. Stone or Mr. Albin becomes entitled to receive coverage of the same type from another employer or recipient of his services, regardless of whether he waives such benefits). All such payments and benefits, other than the payment of accrued but unpaid base salary and paid time off benefits, are subject to Mr. Stone or Mr. Albin, as applicable, signing a release of claims against the Company and such release becoming irrevocable.
    Termination Without Cause or Resignation for Good Reason Following a Change in Control. If either Mr. Stone or Mr. Albin is terminated by the Company without cause (as defined in the Employment Agreement) or resigns for good reason (as defined in the Employment Agreement) within two years following the consummation of a change in control (as defined in the Employment Agreement), he will receive (i) his accrued but unpaid base salary and paid time off benefits as of the termination of employment, (ii) a lump sum cash payment equal to 200% of his annual salary, (iii) a lump sum cash payment equal to his annual bonus for the calendar year in which his employment terminates, prorated for the portion of the year in which he was employed by the Company and calculated based on actual performance for the calendar year (but the payment will not be greater than a prorated portion of his target annual bonus for such year), (iv) vesting of any stock options, stock appreciation rights, RSUs or other equity awards in accordance with the terms of our Amended and Restated 2009 Stock Incentive Plan, and the Company will determine if a “hurdle” set under performance-based equity awards constitutes a “target” for this purpose, and (v) for a period of up to one year after termination, health coverage under the Company’s health plans and programs that are applicable to senior executives of the Company generally, at such costs to Mr. Stone or Mr. Albin as would have applied if his employment with the Company had continued (such health coverage will terminate prior to one year after termination if Mr. Stone or Mr. Albin becomes entitled to receive coverage of the same type from another employer or recipient of his services, regardless of whether he waives such coverage). All such payments and benefits, other than the payment of accrued but unpaid base salary and paid time off benefits, are subject to Mr. Stone or Mr. Albin, as applicable, signing a release of claims against the Company and such release becoming irrevocable.
The table below shows the estimated health benefits at December 31, 2020 that the named executive officers are entitled to following a termination without cause or resignation for good reason:

Executive	Continuation of Health Coverage Estimate
Ms. Warner	$19,080
Mr. Stone	$12,720
Mr. Albin	$15,850
Mr. Haer	$14,530
Mr. Bowen	$7,843
SEVERANCE AND CHANGE IN CONTROL PAYMENTS
Upon termination of employment without cause or resignation for good reason, Ms. Warner, Messrs. Stone, Albin, Haer, and Bowen are entitled to the severance benefits as discussed above. If Ms. Warner, Messrs. Stone, Albin, Haer and Bowen had been terminated without cause or resigned for good reason on December 31, 2020, each would have been entitled to aggregate lump sum and/or continued payments of $3,360,000, $464,710, $591,766, $551,253, and $492,83, respectively and an aggregate lump sum payment of $4,200,000, $839,710, $981,766, $881,253, and $812,835, respectively, following a change in control.
Upon termination due to death or disability, Ms. Warner, Messrs. Stone, Albin, Haer, and Bowen are entitled to the severance benefits as discussed above. If Ms. Warner, Messrs. Stone, Albin, Haer, and Bowen had been terminated due to death or disability on December 31, 2020, each would have been entitled to an aggregate lump sum payment of $823,979, $59,710, $181,766, $181,253, and $162,835, respectively.
Acceleration of Equity
Time-based and PRSUs held by Mrs. Warner and each of Messrs. Stone, Albin, Haer and Bowen will vest in full upon a termination without cause or resignation for good reason following a change in control of the Company. If such a termination were to have occurred as of December 31, 2020, the named executive officers would have been entitled to receive the cash value of the time-based RSUs, PRSUs at target, and stock appreciation rights that would become vested. The named executive officers would have been entitled to the following amounts: Ms. Warner - $12,394,421; Mr. Stone -$3,509,556; Mr. Albin - $3,530,094; Mr. Haer - $2,208,097 and Mr. Bowen - $2,920,192.
Ms. Warner’s Sign-On RSUs will vest in full upon a termination due to death or disability or a termination without cause or resignation for good reason not following a change in control of the Company. If such a termination were to have occurred as of December 31, 2020, Ms. Warner or her estate would have been entitled to receive the cash value of the Sign-On RSUs that would become vested, or $2,701,004. Ms. Warner’s other time-based and performance-based restricted stock units will vest prorated and subject to the achievement of any applicable performance goals upon a termination without cause or resignation for good reason not following a change in control of the Company. If such a termination were to have occurred as of December 31, 2020, Ms. Warner would have been entitled to receive the cash value of time-based restricted stock units and performance-based restricted stock units that would become vested (assuming target performance for performance-based restricted stock units), or $9,693,417.
For a discussion of our severance and change of control arrangements with our named executive officers, see the section entitled "Employment Agreements".
CEO Pay Ratio
Under SEC rules, we are required to provide information about the relationship of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO. We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2020, the total compensation of Cynthia J. Warner, our President and Chief Executive Officer of $3,795,602, as shown in the Summary Compensation Table above, (the “CEO Compensation”), was approximately 40.4 times the total compensation of our median employee calculated in the same manner of $93,974.
We identified the median employee using the annual base salary and bonus, as of December 31, 2020, plus any long term incentive stock awards granted in 2020 for all individuals, excluding our chief executive officer, who were employed by us on

December 31, 2020, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis). After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO Compensation.
The pay ratio disclosed above was calculated in accordance with SEC rules based upon the Company’s reasonable judgment and assumptions using the methodology described above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by the Company in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company’s estimated pay ratio as disclosed above.
COMPENSATION OF DIRECTORS
Our Compensation Committee reviews and makes recommendations to our Board concerning director compensation. Similar to our philosophy regarding executive compensation, our philosophy regarding director compensation is to provide our directors the appropriate amount and form of compensation.
The Compensation Committee, pursuant to the authority granted under its charter, engaged its independent compensation consultant Aon to advise it on director compensation matters. Aon’s assessment was taken into consideration in establishing our current director compensation. Aon advised the Compensation Committee that the retainer fees and annual equity awards set forth below are reasonable relative to each director's role and contribution, and the peer group. Directors who are employees of REG, such as Ms. Warner, are not compensated for their service on the Board.
Each of our non-employee directors are entitled to receive the compensation as described below.
Retainer Fees. Our non-employee directors are paid cash compensation at the following rates:

Annual retainer fee	$70,000
Annual retainer fee for Chairman	$125,000
Annual retainer fee for Vice Chairman	$115,000
Annual retainer fee for the Chairman of the Audit Committee	$20,000
Annual retainer fee for the Chairman of the Compensation Committee and Risk Management Committee	$15,000
Annual retainer fee for Chairman of the Nominating, Environmental, Social and Governance Committee	$10,000
Annual retainer fee for members of the Audit Committee, Risk Management Committee or Compensation Committee	$10,000
Annual retainer fee for members of the Nominating, Environmental, Social and Governance Committee and Lead Independent Director	$5,000
We also reimburse directors for their reasonable out-of-pocket expenses for attending Board and committee meetings.
Long-Term Incentive Awards. Each of our non-employee directors also receive an annual equity award equal to $95,000 based on the fair market value of our Common Stock on the date of grant, except for the Chairman of our Board who receives an annual equity award of $145,000. These annual awards are granted in the form of RSUs, which will vest in full on the first anniversary of the date of grant or the date of the annual meeting, whichever is sooner. The number of RSUs actually awarded is determined by dividing the cash value of the grant by the closing price of a share of our Common Stock on the date of grant.
2020 Director Compensation Table
The table below shows the compensation paid to each non-employee director for their service in 2020:

Name	Fees Paid in Cash ($)	Stock Awards (1) (2) ($)	Total ($)
James C. Borel	$90,000	$95,000	$185,000
Delbert Christensen	$100,000	$95,000	$195,000
Debora M. Frodl	$85,000	$95,000	$180,000
Peter J. M. Harding	$85,000	$95,000	$180,000
Michael M. Scharf(3)	$100,413	$95,000	$195,413
Christopher D. Sorrells	$105,000	$95,000	$200,000
Walter Berger	$30,000	$47,517	$77,517
Randolph L. Howard	$115,000	$95,000	$210,000
Jeffrey Stroburg	$125,000	$145,000	$270,000
(1)Amounts listed in this column represent the aggregate grant date fair value of RSUs granted on May 12, 2020 to the non-employee directors other than Mr. Berger, and the aggregate grant date fair value of RSUs granted on September 2, 2020 to Mr. Berger, with a vesting period of one year for the non-employee directors other than Mr. Berger, and a vesting period through the date of the 2021 annual meeting for Mr. Berger, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718) for financial reporting purposes. See Note 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020.
(2)The following directors were granted 3,685 RSUs: James C. Borel; Delbert Christensen; Debora M. Frodl; Peter J. M. Harding; Michael M. Scharf, Christopher D. Sorrells and Randolph L. Howard. Mr. Walter Berger was granted 1,231 RSUs. Mr. Jeffrey Stroburg was granted 5,625 RSUs. The aforementioned RSUs were unvested and outstanding at December 31, 2020.
(3)Mr. Scharf, a current director, will retire when his term expires at the 2021 annual meeting.
AUDIT COMMITTEE REPORT
As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year 2020 with management and Deloitte & Touche LLP (“Deloitte”) and discussed with Deloitte those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.
Based on these reviews and discussions with management and Deloitte, the Audit Committee recommended to the Board that the Company’s audited financial statements for the fiscal year ended December 31, 2020 be included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Audit Committee Members

Michael M. Scharf (Chairman)*
Chris Sorrells
James C. Borel
Walter Berger

* Mr. Scharf will retire when his term expires at the 2021 annual meeting.
Fees Paid to Independent Registered Public Accounting Firm
The Audit Committee’s policy is to evaluate and determine that the services provided by Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) in each year are compatible with the auditor’s independence. The following table shows fees billed for each of 2020 and 2019 for professional services rendered by the Deloitte Entities for the audit of our financial statements and other services, 100% of which have been approved under our audit pre-approval policy.

Year	Audit Fees(1)	Audit- Related Fees(2)	Tax Fees(3)	All other fees(4)
2020	$1,679,028	$28,790	$249,212	$144,000
2019	$1,516,032	$23,790	$282,227	$—

(1)Audit fees are fees for the audit of the Company’s annual financial statements. Audit fees also include fees for the review of financial statements included in the Company’s quarterly reports on Form 10-Q and for services that are normally provided by the Deloitte Entities in connection with statutory and regulatory filings or engagements.
(2)In 2020, audit-related fees were comprised of fees in connection with technical accounting subscription services and the work performed related to the Hyperion Financial Management system implementation.
(3)Tax fees are for tax consulting and compliance services and tax related acquisition and tax due diligence services.
(4)All other fees are for the comfort letter that was issued related to the equity offering completed in March 2021.
Audit Committee Pre-Approval Procedures
With respect to independent auditor services and fees, it is our practice to provide pre-approval of audit, audit-related, tax and other specified services on an annual basis. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, we seek specific pre-approval by the Audit Committee. Other specified services are generally pre-approved only when the amount of such services is expected to be different than the prior year or normal fees. Proposed services anticipated to exceed pre-approved cost levels are discussed with the Audit Committee. It is our practice that the Audit Committee Chairman has pre-approval authority with respect to permitted services. The Chairman of the Audit Committee reports any pre-approval decisions to our Audit Committee at its next scheduled meeting.
GENERAL INFORMATION
Stockholder Proposals for the 2022 Annual Meeting
Stockholder proposals for inclusion in the proxy materials for the 2022 annual meeting must be received at our principal executive offices, located at 416 South Bell Avenue, Ames, Iowa, 50010, by December 6, 2021 as outlined in Rule 14a-8 of the Securities Exchange Act.
In addition, our bylaws provide stockholders who wish to present proposals for action, or to nominate directors, at our next annual meeting of stockholders (that is, the next annual meeting following the annual meeting to which this proxy statement relates) without the inclusion of such proposal in the Company's proxy statement must give written notice thereof to our Secretary at the address set forth on the cover page of this proxy statement in accordance with the provisions of our bylaws, and must otherwise comply with the requirements of Rule 14a-8, which require that such notice be given not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding annual meeting of stockholders. Stockholder proposals for nominations for director and other proposals for action that are not to be included in the proxy materials must be received by the company between January 17, 2022 and February 16, 2022. In the event the date of the 2022 annual meeting is more than 30 days before or 60 days after the anniversary date of the 2021 Annual Meeting, in order for a notice to be timely, it must be delivered not later than the close of business on the later of the 90th day prior to the 2022 annual meeting or the close of business on the 10th day following the day on which we first publicly announce the date of the 2022 annual meeting.
Annual Report and Financial Statements
A copy of our 2020 Annual Report to Stockholders, which includes our financial statements for the year ended December 31,

2020, is available along with this proxy statement and other voting materials and information on the website www.proxyvote.com.
Delinquent Section 16(a) Reports
Under U.S. securities laws, directors, executive officers and any person holding more than 10% of our Common Stock must report their initial ownership of the Common Stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on a review of the reports furnished to the Company and written representations from directors and executive officers that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2020 the Company’s executive officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).
Copies of Corporate Governance and Other Materials Available
Our Board has adopted various corporate governance guidelines setting forth our governance principals and governance practices. The following documents are available for downloading or printing on our web site at www.REGI.com, by selecting “For Investors” and then “Governance”:
•Restated Certificate of Incorporation
•Amended and Restated Bylaws
•Audit Committee Charter
•Compensation Committee Charter
•Nominating, Environmental, Social and Governance Committee Charter
•Risk Committee Charter
•Corporate Governance Guidelines
•Code of Business Conduct and Ethics
•Code of Ethics for Senior Financial Officers
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, unless the Company has received contrary instructions from one or more of the stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers "household" proxy materials by delivering a single proxy. Any stockholders who object to or wish to begin householding may contact Broadridge Financial Solutions, Inc. (“Broadridge”) via telephone at 1-866-540-7095, or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
Notice and Access
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 18, 2021: The Notice of 2021 Annual Meeting, 2021 Proxy Statement, and 2020 Annual Report are available at www.proxyvote.com. This year, we are again furnishing Proxy Materials over the Internet to a number of our stockholders under the U.S. Securities and Exchange Commission’s notice and access rules. Many of our stockholders will receive a Notice Regarding the Availability of Proxy Materials, or the Notice, in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card, and our 2020 Annual Report. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our Proxy Materials.
The Notice contains instructions on how to access our Proxy Materials and vote over the Internet at www.proxyvote.com and how stockholders can receive a paper copy of our Proxy Materials, including this Proxy Statement, a proxy card or voting instruction card, and our 2020 Annual Report. At www.proxyvote.com, stockholders can also request to receive future Proxy Materials in printed form by mail or electronically by email.
All stockholders who do not receive a Notice will receive a paper copy of the Proxy Materials by mail unless they have previously elected to receive Proxy Materials by email. We remind stockholders who receive a Notice that the Notice is not itself a proxy card and should not be returned with voting instructions.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board is divided into three classes serving staggered three-year terms. The nominees listed below have been nominated by our Board at the recommendation of the Nominating, Environmental, Social and Governance Committee in accordance with its charter and our Amended and Restated Bylaws and Corporate Governance Guidelines. Each of the nominees is currently a member of the Board. If either nominee becomes unable to serve as a director before the annual meeting (or decides not to serve), the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.
Nominees for Election at This Meeting for a Term Expiring in 2024
James C. Borel
Cynthia J. Warner
Walter Berger
Our bylaws provide for majority voting for directors in uncontested elections. Accordingly, each of the nominees for director will be elected if the nominee receives a majority of the votes cast in person or represented by proxy. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of votes cast AGAINST that director. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE NOMINATED DIRECTORS.

PROPOSAL 2 — “SAY-ON-PAY” ADVISORY VOTE ON EXECUTIVE COMPENSATION
This Proposal 2, which is commonly referred to as a “say-on-pay” vote, provides you with the opportunity to advise our Board and Compensation Committee regarding your approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis section, accompanying compensation tables and narrative disclosure set forth in this proxy statement. This vote is not intended to address any specific item of compensation or the compensation of any particular named executive officer, but rather the overall compensation of our named executive officers as well as the philosophy and objectives of our executive compensation programs.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The say-on-pay vote is not binding on the Company, our Compensation Committee or our Board. We value, however, the opinions of our stockholders and the Compensation Committee will take into account, as we have in the past, the result of the vote when determining future executive compensation.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021
Based upon its review of Deloitte qualifications, independence and performance, the Audit Committee of our Board has appointed Deloitte to serve as our independent registered public accounting firm for 2021.
The appointment of our independent registered public accounting firm is not required to be submitted for ratification by the stockholders. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of Deloitte as the Company’s independent registered public accounting firm for 2021 for ratification by our stockholders.
If our stockholders fail to ratify the appointment of Deloitte, the Audit Committee may reconsider whether to retain Deloitte, and may continue to retain that firm or appoint another firm without resubmitting the matter to our stockholders. Even if our stockholders ratify the appointment of Deloitte, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for us if it determines that such a change would be in the best interests of the Company and our stockholders.
The affirmative vote of a majority of our Common Stock present in person or by proxy at the Annual Meeting is required to ratify the appointment of Deloitte as our independent registered public accounting firm for 2021.
Representatives of Deloitte are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

PROPOSAL 4 — APPROVAL OF RENEWABLE ENERGY GROUP 2021 STOCK INCENTIVE PLAN

In March 2021, the Board of Directors approved the RENEWABLE ENERGY GROUP, INC. 2021 STOCK INCENTIVE PLAN (the “2021 Plan”) aimed to foster and promote the long-term financial success of the Company and the interests of its shareholders by (a) motivating superior performance through performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in Company, and (c) enabling the Company to attract and retain the services of outstanding employees, advisors, consultants and non-employee directors upon whose judgment, interest, and special efforts the successful conduct of its operations is largely dependent. We are submitting the 2021 Plan to our stockholders at this time to replace the Amended and Restated 2009 Stock Incentive Plan which is scheduled to expire in August 2021. If the 2021 Plan is not approved by our stockholders, it will not be adopted and we will continue to operate under the Amended and Restated 2009 Stock Incentive Plan until its expiration in August 2021, and thereafter, we would not be able to grant equity to any of our employees or our Board under the Amended and Restated 2009 Stock Incentive Plan.

Stockholder approval of the 2021 Plan is required (i) for purposes of complying with the stockholder approval requirements for listing our Shares on Nasdaq, and (ii) to comply with the incentive stock options rules under Section 422 of the Code.
As of March 22, 2021, the Amended and Restated 2009 Stock Incentive Plan had 2,390,630 shares remaining available thereunder. The Company will limit additional grants in the aggregate under the Amended and Restated 2009 Stock Incentive Plan after this date and through the Annual Meeting to no more than 170,000 shares in total. Recent annual grant levels for the preceding three fiscal years under the Amended and Restated 2009 Stock Incentive Plan have averaged at approximately 0.5 million shares for an average burn rate of approximately 1.27%. The “burn rate” is the ratio of the number of shares underlying awards, including performance-based awards valued at 100% of target, granted under the Amended and Restated 2009 Stock Incentive Plan during a fiscal year to the number of the Company’s weighted average common shares outstanding for the corresponding fiscal year. The 2021 Plan authorization of 1,900,000 shares and the 170,000 potential grants to be made after the record date represent a maximum overhang of approximately 7.15% based on outstanding common shares as of March 22, 2021. The Company calculates “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards (i.e., shares pursuant to future potential grants under the Amended and Restated 2009 Stock Incentive Plan plus shares reserved for issuance under the 2021 Plan), divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards. As of March 22, 2021, the fair market value of a share of the Company’s common stock was $68.82.

When considering the number of shares to be reserved under the 2021 Plan, the Compensation Committee reviewed, among other things, the potential dilution to the Company’s current stockholders as measured by burn rate and overhang, projected future share usage, and projected future forfeitures. The projected future usage of shares for awards under the 2021 Plan was reviewed under scenarios based on a variety of assumptions.

The 2021 Plan will serve as the successor to the Amended and Restated 2009 Stock Incentive Plan. Outstanding awards granted under the Amended and Restated 2009 Stock Incentive Plan will continue to be governed by the terms of the Amended and Restated 2009 Stock Incentive Plan but no awards may be granted under the Amended and Restated 2009 Stock Incentive Plan after the effective date of the 2021 Plan.
Best Practices

The 2021 Plan submitted for approval reflects current practices in equity incentive plans that we consider best practices, such as:
• Independent Oversight. The 2021 Plan will be administered by the Compensation Committee, which is comprised of independent members of our Board.

• No Evergreen Feature. The number of authorized shares under the 2021 Plan is fixed at 1,900,000 shares. The 2021 Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

• Annual Limit on Awards to Directors. Subject to limited exceptions for a chairman, the 2021 Plan establishes an annual limitation of $500,000 on the amount of cash compensation and the value of shares (determined on the date of grant) that may be granted as awards made to any non-employee director in any one calendar year.

• Double Trigger Change of Control Provisions. The change of control provisions under the 2021 Plan provide for acceleration of vesting of time vested awards in the event of a change of control only if the 2021 Plan does not become an obligation of the successor entity or the participant incurs a termination of service without cause or for good reason within 18 months following the change of control. Performance vested awards will vest based upon the greater of target performance or the Company performance through the date of the change of control.

• Conservative Share Reuse Provision. Shares subject to an award under the 2021 Plan will not be available for reuse if such shares are delivered or withheld to satisfy any tax withholding obligation, or not issued upon the settlement of an award.

• Minimum Vesting Periods. Stock awards that are vested solely based on continued service, must have a vesting period of at least one year, with the exception that up to 5% of the share reserve may have a shorter vesting period.

• No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights must have an exercise price equal to or greater than fair market value of our common stock on the date of grant.

• No Re-Pricing of Stock Options or Stock Appreciation Rights. Re-pricing stock options and stock appreciation rights is prohibited without stockholder approval, including by exchange for cash or a new or different award type.

• Dividends Subject to Vesting. Dividend payments or dividend equivalent payments on shares subject to outstanding awards may only be distributed upon the vesting of the underlying award.

The following summary of the principal features of the 2021 Plan is qualified by reference to the terms of the 2021 Plan, a copy of which is attached as Appendix A to this proxy statement.

Description of the Plan

The 2021 Plan provides for the direct award of shares of common stock (including restricted shares), the award of restricted stock units and stock appreciation rights, the award of performance shares and the grant of incentive stock options to purchase common stock intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonstatutory stock options to purchase common stock that do not qualify for such treatment under the Code. All employees, including officers, of the Company or any subsidiary, non-employee directors of the Company and any adviser or consultant who performs services for the Company or any subsidiary are eligible to purchase shares of common stock and to receive awards of shares, restricted shares, performance shares, restricted stock units or stock appreciation rights or grants of nonstatutory stock options. As of March 22, 201 there were 475 individuals eligible to participate in the 2021 Plan.

Administration

The 2021 Plan is administered by the Board of Directors or a committee designated by the Board of Directors (the “Committee”). Subject to the limitations set forth in the 2021 Plan, the Committee has the authority to determine, among other things, to whom awards will be granted and the terms and conditions of any such awards. The Committee may establish different terms and conditions for different awards and different participants. The Committee may delegate to the Company’s Chief Executive Officer the power and authority to make awards and grants under the 2021 Plan with respect to individuals below the position of Senior Vice President. However, only the Board of Directors or the Committee may select and grant awards to the Company’s executive officers.

Maximum Shares and Award Limits

Subject to stockholder approval at the Annual Meeting, the maximum number of shares of common stock reserved for issuance under the 2021 Plan is 1,900,000 shares. Any shares of common stock subject to an award which for any reason expires without having been exercised, is cancelled or terminated, or otherwise is settled without the issuance of any common stock under the 2021 Plan or under the Amended and Restated 2009 Stock Incentive Plan, if so forfeited, cancelled, terminated, or expired after the effective date of the 2021 Plan shall again be available for grant under the 2021 Plan. In addition, any shares of common stock otherwise issuable in respect of any award that are withheld to cover taxes will be treated as having been issued under the 2021 Plan and not available for future grants and the gross number of shares of common stock issued in respect of stock-settled stock appreciation rights and net-exercised options will be deemed issued under the 2021 Plan. Further, any shares of common stock purchased on the open market with cash proceeds from the exercise of an option shall not be added to the shares of common stock available for grant pursuant to future awards under the 2021 Plan.

Under the 2021 Plan, the maximum value of stock awards granted to a non-employee director during a single fiscal year, taken together with any cash payments (including the annual retainer or any other compensation) paid or payable to such non-employee director for such non-employee director’s service as a member of the Board of Directors, shall not exceed $500,000 in total value. The independent members of the Board of Directors may make exceptions to this limit for a non-executive chair of the Board of Directors, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Under the 2021 Plan, incentive stock options may be granted for up to the Absolute Share Limit under the 2021 Plan.

The 2021 Plan participants who receive shares of common stock at the time of grant of an award will be entitled to receive all dividends and other distributions paid with respect to those shares, provided that all such dividends or distributions, whether paid in cash or shares of common stock, will be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of common stock subject to such awards on which such dividends or distributions were paid. To the extent that shares of common stock are not issued at the time of grant of an award, the Committee shall determine whether the participant shall receive dividend equivalents in respect of the shares subject to the award, and any such dividend equivalents payable in cash or shares of common stock shall be subject to the same forfeiture restrictions as apply to the shares subject to the award. No dividends or dividend equivalents shall relate to shares of common stock underlying an option or a stock appreciation right.

Minimum Vesting Requirement

Awards granted under the 2021 Plan shall not vest over a period of less than one year from the date on which the award is granted, provided that the following awards shall not be subject to such minimum vesting requirements: (i) any substitute awards upon a merger, stock purchase or other transaction; (ii) any award to a non-employee director that vests on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and (iii) any other awards with respect to an aggregate number of shares of common stock subject to such awards that does not exceed 5% of the Absolute Share Limit. The minimum vesting requirement will not limit the Committee’s discretion to provide for accelerated exercisability or vesting of an award, including in the cases of death, disability, or a Change of Control.

Options

Options granted under the 2021 Plan may be of two types: (i) incentive stock options and (ii) nonstatutory stock options. The terms of any grants of options under the 2021 Plan will be set forth in an option agreement to be entered into between the Company and the recipient. The Committee will determine the terms and conditions of such option grants, which need not be identical. Options may provide for accelerated exercisability in the event of the award recipient’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the award recipient’s service or upon the occurrence of certain other events.

The exercise price of each option will be set by the Committee, subject to the following limits. The exercise price of an incentive stock option or nonstatutory stock option cannot be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% for an incentive stock option if the recipient is a more-than-10% stockholder). The maximum period in which an option may be exercised will be fixed by the Committee and included in each option agreement but cannot exceed ten years (five years for an incentive stock option if the recipient is a more-than-10% stockholder). In addition, no option recipient may be granted incentive stock options that are exercisable for the first time in any calendar year for common stock having a total fair market value (determined as of the option grant) in excess of $100,000. Payment of the exercise price for the exercise of a stock option may be made in cash, by exchanging shares of common stock previously owned by the optionee, pursuant to a “net exercise” procedure authorized by the Committee, or in accordance with any other procedure or arrangement approved by the Committee.

In the event of an optionee’s termination of service by reason of death or disability, any options granted to such optionee shall become exercisable within one year following such termination unless otherwise set forth in the terms of the award agreement. In the event of an optionee's termination of service for cause, any options granted to such optionee that have not yet been exercised prior to termination of service for cause shall expire at the time of notification of such termination whether or not then vested and shall not be exercisable thereafter. In the event a participant’s employment is terminated by the Company other than due to death, disability, for cause, any options granted to such participant which are exercisable on the date of such termination may be exercised at any time within 90 days following such termination unless otherwise set forth in the terms of the award agreement.

Restricted Stock

The terms of any awards of restricted stock under the 2021 Plan will be set forth in a restricted stock agreement to be entered into between the Company and the recipient. The Committee will determine the terms and conditions of the restricted stock agreements, which need not be identical. Award recipients who are granted restricted stock may exercise full voting rights and other rights as a stockholder with respect to those shares.

Restricted Stock Units

The terms of any awards of restricted stock units under the 2021 Plan will be set forth in a restricted stock unit agreement to be entered into between the Company and the recipient. The Committee will determine the terms and conditions of the restricted stock unit agreements, which need not be identical. Unlike restricted stock, the stock underlying restricted stock units will not be issued until the stock units have vested, and recipients of restricted stock units will not have any rights as a stockholder prior to the actual of issuance of any common stock upon settlement.

Stock Appreciation Rights

The terms of any awards of stock appreciation rights under the 2021 Plan will be set forth in an agreement to be entered into between the Company and the recipient. The Committee shall determine the term of each stock appreciation right granted, but in no event shall any such stock appreciation right be exercisable for more than ten (10) years after the date on which it is granted. Stock appreciation rights may be granted in tandem with an option, or may be granted on a freestanding basis. Unless otherwise determined by the Committee, the terms and conditions applicable to stock appreciation rights granted in tandem with an option shall be substantially identical to the terms and conditions applicable to the tandem options and the terms and conditions applicable to freestanding stock appreciation rights shall be substantially identical to the terms and conditions that would have been applicable were the grant of the stock appreciation rights a grant of options. Stock appreciation rights granted in tandem with an option may only be exercised upon the surrender of the right to exercise such option for an equivalent number of shares and may be exercised only with respect to the shares of common stock for which the related option is then exercisable. Upon exercise of the stock appreciation right, the holder is entitled to receive payment in cash, shares of common stock or a combination thereof equal to the excess of the fair market value on the date of the stock appreciation right is exercised over the fair market value on the date the stock appreciation right is granted.

Performance Shares and Performance Units

The terms of any awards of performance shares under the 2021 Plan will be set forth in an agreement to be entered into between the Company and the recipient. The Committee will determine the terms, conditions and restrictions of any such agreements, which need not be identical. Performance shares and performance units give an award recipient the right to acquire a specified number of shares of common stock, or at the Committee’s discretion, cash, or a combination of common stock and cash, at a future date, based on performance criteria set forth in the award agreement. Performance shares and performance units become earned, in whole or in part, based on the attainment of the specified performance criteria or the occurrence of certain events, including a change in control. The Committee may, at the time of the grant, condition payment of the performance shares or performance units on the completion of a minimum period of service or other conditions. Unless otherwise determined by the Committee, in the event of a termination of service during a performance period for any reason, all of a participant's rights to performance shares and performance units related to such performance period shall be immediately forfeited and cancelled as of the date of such termination.

The 2021 Plan sets forth performance criteria that may be used in the case of performance shares and performance units. At the discretion of the Committee, performance criteria may be based on the total return to the Company’s stockholders or upon the attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index: (i) stock price, (ii) operating earnings, (iii) net earnings, (iv) return on equity, (v) income, (vi) market share, (vii) combined ratio, (viii) level of expenses, (ix) growth in revenue, (x) earnings before interest, taxes, depreciation and amortization, (xi) cash flow, (xii) earnings per share, (xiii) return on invested capital, (xiv) return on assets, (xv) economic value added, (xvi) improvement in or attainment of working capital levels, or (xvii) such other criteria as may be determined by the Committee. Performance criteria may be established on a company-wide basis or with respect to one or more business units, divisions, or subsidiaries.

Other Stock-Based Awards

The Committee may grant other types of equity-based and equity-related awards in addition to options, restricted stock, restricted stock units, performance shares, performance units and stock appreciation rights. The terms of any other stock-based awards will be set forth in an agreement to be entered into between the Company and the recipient. The Committee will determine the terms, conditions and restrictions of any such agreement, which need not be identical.

Transferability of Awards

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than to family members in accordance with such terms and conditions as the Committee shall determine.

Amendment and Termination

The Board of Directors may amend, modify, suspend, or terminate the 2021 Plan at any time. However, any amendment to (i) increase the number of shares available for issuance under the 2021 Plan, (ii) lower the minimum exercise price at which an option or stock appreciation right may be granted or otherwise permit the repricing of any outstanding options or stock appreciation rights including, subject to stockholder approval, the cancellation of such awards in exchange for cash payments or other awards, (iii) extend the maximum term for options or stock appreciation rights or (iv) otherwise amend the 2021 Plan in a material fashion that would require stockholder approval under the applicable rules and regulations of any exchange on which the common stock is listed to trade shall be subject to the approval of the Company’s stockholders. The 2021 Plan will continue in effect, unless sooner terminated or extended, until March 21, 2031.

Change of Control and Related Transactions

Under the 2021 Plan, a “Change of Control” is generally defined as: (i) certain changes in the composition of the Board of Directors; (ii) any transaction as a result of which any person, becomes the beneficial owner of 50% or more of the common stock or voting power of all voting securities of the Company; (iii) a restructuring of the Company as a result of the consummation of a merger, reorganization, consolidation or other similar transaction which result in the Company's stockholders immediately prior to the transaction not holding more than 50% of the voting power of each of the Company (or its successor) and any direct or indirect parent corporation of the Company (or its successor); or (iv) a sale, transfer or other disposition of all or substantially all of the assets of the Company or a liquidation of the Company.

In the event of a merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change of Control, any outstanding awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining consent or agreement of a participant, as determined by the agreement effectuating the transaction, or, if and to the extent not so determined, as determined by the Board of Directors or the Committee: (i) the continuation of the outstanding awards by the Company, if the Company is the surviving entity; (ii) full exercisability or vesting of the outstanding awards; (iii) the assumption or substitution for the outstanding awards by the surviving entity; or (iv) settlement of the value of the outstanding awards in cash or cash equivalents or other property followed by cancellation of such awards.

No cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any award if the Committee reasonably determines in good faith, prior to the occurrence of a Change of Control, that such award shall be honored or assumed, or new rights substituted therefor immediately following the Change of Control; provided that any such assumed award must (i) provide rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such award prior to the Change of Control; (ii) have substantially equivalent economic value to such award determined at the time of the Change of Control; and (iii) have terms and conditions which provide that in the event that, during the 18-month period following the Change of Control, if a participant is involuntarily terminated for any reason, the vesting of all options, stock appreciation rights, restricted stock and restricted stock units shall fully vest and the performance shares and/or performance unit awards shall be payable at the greater of target level or actual performance. If upon a Change of Control, the awards are not assumed then the Committee shall provide that each award shall be canceled in exchange for a payment per share in cash in an amount equal to the excess, if any, of the Change of Control price over the exercise price for any option or the base price of any stock appreciation right and each other award shall be settled in cash with its value determined based on the Change of Control price and with such performance shares and/or performance units earned at the greater of target level or actual performance for such award.

Should any event constitute a Change of Control for purposes of the 2021 Plan, but not constitute a change of control within the meaning of Section 409A of the Code, then any payment of an amount that is otherwise accelerated will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

Certain Federal Income Tax Aspects of Awards Under the 2021 Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the 2021 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under 2021 Plan depend upon the type of award.

Incentive Stock Options. The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of common stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the shares of common stock until more than one year after the receipt of the shares and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of common stock as of the date of exercise will be treated as long-term capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized on disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Nonstatutory Stock Options. The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonstatutory stock options when the stock options are exercised. The excess of the fair market value of the common stock purchased on such date over the exercise price of the option is taxed as ordinary income.

Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards. Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs, in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients who receive stock appreciation rights will generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. Recipients who receive performance shares will generally recognize ordinary income at the time of settlement, in an amount equal to the cash received, if any, and the fair market value of any stock received. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Code Section 162(m). Section 162(m) of the Code would render non-deductible to us certain compensation in excess of $1,000,000 received in any year by certain executive officers.

New Plan Benefits

The Committee has not made any determination with respect to future awards under the 2021 Plan, as amended, and awards and the terms of any awards under the 2021 Plan for the current year or any future year are discretionary and not determinable at this time.

Required Vote

To be approved, a majority of the votes cast in person or by proxy at the Annual Meeting must be voted “For” Proposal 4. Abstentions will be counted toward the vote total for this proposal and will have the same effect as an “Against” vote for Proposal 4. Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” the Proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on Proposal 4. Broker non-votes will not be counted toward the vote total for Proposal 4 and therefore will not affect the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2021 PLAN.

APPENDIX A

RENEWABLE ENERGY GROUP, INC.
2021 STOCK INCENTIVE PLAN

SECTION 1
PURPOSE
The purpose of the “RENEWABLE ENERGY GROUP, INC. 2021 STOCK INCENTIVE PLAN” (the “Plan”) is to foster and promote the long-term financial success of the Renewable Energy Group, Inc. (the “Company”) and the interests of its shareholders by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in Company, and (c) enabling the Company to attract and retain the services of outstanding employees, advisors, consultants and non-employee directors upon whose judgment, interest, and special efforts the successful conduct of its operations is largely dependent.
SECTION 2
DEFINITIONS
Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:
(1) “Advisor” or “Consultant” means an advisor or consultant who is an independent contractor with respect to the Company or a Subsidiary, and who provides bona fide services (other than in connection with the offer or sale of securities in a capital raising transaction) to the executive officers or Board of Directors with regard to major functions, portions or operations of the Company’s business, who is not an employee, officer, director or holder of more than ten percent (10%) of the outstanding voting securities of the Company, and whose services the Committee determines is of vital importance to the overall success of the Company or a Subsidiary.
(2) “Award” means an Option, SAR, award of Restricted Stock or Performance Shares, an award of Restricted Stock Units or Performance Units or an Other Stock-Based Award.
(3) “Beneficial Owner” means such term as defined in Rule 13d-3 under the Exchange Act.
(4) “Board” means the Board of Directors of the Company.
(5) “Cause” means (i) dishonesty, fraud or misrepresentation, (ii) the Participant’s engaging in conduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to its reputation or standing in the industry, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony; (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary or (v) a violation by the Participant of any policy of the Company or any Subsidiary; provided, however, that any provision in an agreement between a Participant and the Company or any Subsidiary, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant.
(6) “Change of Control” means the occurrence of any one or more of the following:
(i) any SEC Person becomes the Beneficial Owner of 50% or more of the Common Stock or of Voting Securities representing 50% or more of the combined voting power of all Voting Securities of the Company (such an SEC Person, a “50% Owner”); or
(ii) the Incumbent Directors cease for any reason to constitute at least sixty percent (60%) of the Board of the Company; or
(iii) the restructuring of the Company as a result of the consummation of a merger, reorganization, consolidation, or similar transaction which will result in the Company’s stockholders immediately prior to such transaction not holding more than 50% of the voting power of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor) (any of the foregoing, a “Reorganization Transaction”); or
(iv) the consummation of a plan or agreement that has been approved by the shareholders of the Company for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of liquidation of the Company.

(7) “Change of Control Price” means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).
(8) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.
(9) “Committee” means the Board or such committee of the Board as the Board shall designate from time to time.
(10) “Common Stock” means the common stock of the Company, par value $ .0001 per share.
(11) “Disability” means, with respect to any Participant, long-term disability as defined under any long-term disability plan maintained by the Company or a Subsidiary in which the Participant participates. In the event of any question as to whether a Participant has a Disability, the plan administrator of the relevant long-term disability plan shall determine whether a disability exists, in accordance with such plan.
(12) “Dividend Equivalent” means a right to receive the equivalent value (in cash or shares of Common Stock) of ordinary dividends that would otherwise be paid on the shares of Common Stock subject to an Award that is a full-value award but that have not been issued or delivered.
(13) “Employee” means any employee (including each officer) of the Company, Parent or any Subsidiary.
(14) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(15) “Executive Officer” means any officer of the Company or any Subsidiary who is subject to the reporting requirements under Section 16(b) of the Exchange Act.
(16) “Fair Market Value” means, on any date,
(i) If the Company Common Stock is listed on any established stock exchange or a national market system, then the closing price on such date per share of Common Stock as reported as quoted on such stock exchange or system;
(ii) If there are no transactions in the Common Stock that are available to the Company on any date of determination pursuant to clause (a) but transactions are available to the Company as of the immediately preceding trading date, then the Fair Market Value determined as of the immediately preceding trading date; or
(iii) If the Common Stock is not traded on any exchange, Fair Market Value means, on any date, the fair market value of the Common Stock as determined by the Board of Directors, using a method of valuation that meets the requirements of fair market value determination as set forth in Treasury regulations issued pursuant to Code Section 409A (whether proposed or final).
(17) “Family Member” means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships) of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity controlled by the Participant.
(18) “Incentive Stock Option” (ISO) means an option within the meaning of Section 422 of the Code.
(19) “Incumbent Directors” means, as of any date, the individuals then serving as members of the Board who were also members of the Board as of the date two years prior to the date of determination; provided that any member appointed or elected as a member of the Board after such prior date, but whose election, or nomination for election, was approved by a vote or written consent of at least a majority of the directors then comprising the Incumbent Directors shall also be considered an Incumbent Director unless such person’s election, or nominated for election, to the Board was as a result of, or in connection with, an actual or threatened proxy contest or a Reorganization Transaction.
(20) “Net Exercised” shall mean the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.
(21) “Non-Employee Director” means a member of the Boards of Directors of the Company, Parent or a Subsidiary who is not an employee of the Company, Parent or a Subsidiary.
(22) “Nonstatutory Stock Option” (NSO) means an option which is not an Incentive Stock Option within the meaning of Section 422 of the Code.

(23) “Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” (ISO) within the meaning of Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a “Nonstatutory Stock Option” (NSO)).
(24) “Other Stock-Based Award” means an award of, or related to, shares of Common Stock other than an Award of Options, SAR, Restricted Stock, Performance Shares, Restricted Stock Units or Performance Units, as granted by the Committee in accordance with the provisions of Section 9 hereof.
(25) “Parent” means any entity owning, directly or indirectly, at least 50% of the total combined voting power of all classes of stock of Company.
(26) “Participant” means any Non-Employee Director, Employee, Adviser or Consultant designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.
(27) “Performance Criteria” means the objectives established by the Committee for a Performance Period.
(28) “Performance Period” means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.
(29) “Performance Share” means an award granted pursuant to Section 7 of the Plan of a contractual right to receive one share of Common Stock (or the Fair Market Value thereof in cash or any combination of cash and Common Stock, as determined by the Committee), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria.
(30) “Performance Unit” means an award granted pursuant to Section 7 of the Plan of a contractual right to receive a fixed or variable dollar denominated unit (or a unit denominated in the Participant’s local currency), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria. The Committee shall determine whether the earned portion of any such Performance Units shall be payable in cash, Common Stock or any combination thereof.
(31) “Period of Restriction” means the period specified by the Committee or established pursuant to the Plan during which a Restricted Stock or Restricted Stock Unit award is subject to forfeiture.
(32) “Reorganization Transaction” shall have the meaning ascribed thereto in the definition of Change of Control.
(33) “Restricted Stock” means an award of Stock made pursuant to Section 6 that is forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee or in accordance with the terms of the Plan.
(34) “Restricted Stock Unit” means a contractual right awarded pursuant to Section 6 that entitles the holder to receive shares of Common Stock (or the value thereof in cash) upon the completion of a specified period of future service or the achievement of pre-established performance objectives or at such other time or times determined by the Committee or in accordance with the terms of the Plan.
(35) “SAR” means a stock appreciation right granted under Section 8 of the Plan in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash, in shares of Common Stock or in a combination thereof, an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.
(36) “SEC Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.
(37) “Subsidiary” means (i) any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock of such corporation, (ii) any partnership or limited liability company in which the Company owns, directly or indirectly, at least 50% of the capital interests or profits interest of such partnership or limited liability company and (iii) any other business entity in which the Company owns at least 50% of the equity interests thereof, provided that, in any such case, the Company is in effective control of such corporation, partnership, limited liability company or other entity.
(38) “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company or any Subsidiary under any circumstances, as determined by the Committee. Unless otherwise determined by the Committee (and subject to the limitations applicable to ISOs under the Code), a Termination of Service shall not be considered to have occurred in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to an applicable

Company or Subsidiary policy adopted from time to time or (iv) transfers between locations of the Company or between or among the Company and/or a Subsidiary. Unless otherwise provided in an Award agreement, changes in status between service as an Employee, No-Employee Director, and an Advisor or Consultant will not constitute a Termination of Service if the individual continues to perform bona fide services for the Company or a Subsidiary (subject to the limitations applicable to ISOs under the Code). A Participant employed by, or performing services for, a Subsidiary or a division of the Company or of a Subsidiary shall be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary or division ceases to be a Subsidiary or such a division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that, in the absence of such determination or applicable provisions in an Award agreement, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave), subject to applicable laws.
(39) “50% Owner” shall have the meaning ascribed thereto in the definition of Change of Control.
(40) “Voting Securities” means, with respect to any corporation, securities of such corporation that are entitled to vote generally in the election of directors of such corporation.
SECTION 3
POWERS OF THE COMMITTEE; GENERAL TERMS OF AWARDS
(a) Power to Grant. The Committee shall determine those Non-Employee Directors, Employees, Advisers and/or Consultants to whom an Award shall be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different Awards and different Participants and for the same Participant for each Award such Participant may receive, whether or not granted at different times.
(b) Rules, Interpretations and Determinations. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the terms of any Award or any document evidencing the grant of such Award and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Unless otherwise expressly provided hereunder, any power, discretion or authority conveyed to or reserved to the Committee may be exercised by it in its sole and absolute discretion. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.
(c) Delegation of Authority. The Committee may delegate to the Company’s Chief Executive Officer the power and authority to make and/or administer Awards under the Plan with respect to individuals who are below the position of Senior Vice President (or any analogous title), pursuant to such conditions and limitations as the Committee may establish; provided that only the Committee or the Board may select, and grant Awards to, Executive Officers or exercise any other discretionary authority under the Plan in respect of Awards granted to such Executive Officers. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person’s delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.
(d) Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the Participant’s Termination of Service and after the Common Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.
(e) Non-Employee Director Stock Award Limits. The maximum aggregate grant date fair value (computed as of the grant date of the Award in accordance with determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards made to any Non-Employee Director under the Plan in any fiscal year, taken together with any cash payments (including the annual retainer and any other compensation) paid or payable to such Non-Employee Director, in respect of the Non-Employee Director’s service as a member of the Board during such fiscal year, shall not exceed $500,000 in total value. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
(f) Dividends and Dividends Equivalents. To the extent that shares of Common Stock are issued at the time of grant of any Award under the Plan, the Participant shall be entitled to receive all dividends and other distributions paid with respect to those shares, provided that all dividends payable with respect to Restricted Stock Awards (whether paid in cash or shares of Common Stock) shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Common Stock subject to such Award on which such dividends or distributions were paid. The Committee shall determine whether, and to what extent, the Participant shall be entitled to receive the payment of Dividend Equivalents whether in cash or shares of Common Stock in respect of that number of outstanding shares of Common Stock corresponding to the shares subject to any Award. Any additional shares or cash credited in respect of any dividends or Dividend Equivalents payable in respect of any shares of Common Stock subject to any Award shall become vested and nonforfeitable upon the same terms and conditions as are applicable to the shares underlying the Award in respect of which they are payable (including, with respect to any Award that will become earned and vested upon the attainment of Performance Criteria, the achievement of such Performance Criteria) . No adjustment shall be made in the shares of Common Stock issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of shares of Common Stock prior to issuance of such shares of Common Stock under such Award. Dividend Equivalents may be subject to any additional limitations and/or restrictions determined by the Committee. No Dividend Equivalents shall relate to Shares underlying an Option or SAR.
SECTION 4
COMMON STOCK SUBJECT TO PLAN
(a) Number. Subject to Section 4(c) below, unless the shareholders of the Company approve an increase in such number by a shareholder vote, the maximum number of shares of Common Stock that may be made issuable or distributable under the Plan is 1,900,000 (the “Absolute Share Limit”). The number of shares of Common Stock subject to an Option or SAR shall be counted against such limit as one share for each share issued or issuable, provided that when a SAR is granted in tandem with an Option, so that only one may be exercised with the other terminating upon such exercise, the number of shares of Common Stock subject to the tandem Option and SAR award shall only be taken into account once (and not as to both awards) for purposes of this limit (and for purposes of the provisions of Section 4(b) below). Without limiting the generality of the foregoing, the maximum number of shares as to which Incentive Stock Options may be granted shall not exceed the Absolute Share Limit. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued shares of Common Stock or shares reacquired by Company.
(b) Canceled or Terminated Awards. Any shares of Common Stock subject to an Award (as determined under Section 4(a)) which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Common Stock under the Plan or under the Renewable Energy Group, Inc. 2009 Amended and Restated Stock Incentive Plan (the "Prior Plan") if so forfeited, cancelled, terminated or expired after the effective date of this Plan shall again be available for grant under the Plan. In applying the immediately preceding sentence:
(i) shares otherwise issuable or issued in respect of, or as part of, any Award that are withheld to cover taxes shall be treated as having been issued under the Plan; (ii) any SARs settled in shares of Common Stock or any Options are Net Exercised, the gross number of shares of Common Stock issued in respect of such SARs or Options shall be deemed issued under the Plan; and (iii) shares of Common Stock purchased on the open market with the cash proceeds from the exercise of Options shall not be added to the shares of Common Stock available for grant pursuant to future Awards. Notwithstanding the foregoing provisions of this Section 4(b), the maximum number of shares of Common Stock that may be delivered pursuant to the exercise of Incentive Stock Options will equal the Absolute Share Limit plus, to the extent allowable under Section 422 of the Code, any shares that become available for issuance under the Plan pursuant to this Section 4(b).
(c) Adjustment Due to Change in Capitalization. In the event of any Common Stock dividend or Common Stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend to the shareholders of the Company), merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the Absolute Share Limit under Section 4(a), the aggregate number of shares of Common Stock subject to outstanding Awards and the respective exercise prices or base prices, if any, applicable to outstanding Awards shall be appropriately adjusted to put the Participant in the same economic position he or she was in immediately prior to the occurrence of any such event.
(d) Assumption of Options and Other Equity-Based Awards. In the event that there is a merger, stock purchase or other transaction whereby the Company or any of its Subsidiaries acquires another business or any portion thereof, and that pursuant to the arrangements governing such acquisition, the Company agrees to provide options and/or other awards in respect of the Common Stock upon the assumption or in substitution of existing equity-based awards for other securities held by employees and other service providers of the acquired business, the shares of Common Stock subject to such assumed or substituted awards shall not be counted against the Absolute Share Limit (and no shares related to any such assumed or substituted awards shall be added to the number of awards issuable under this Plan pursuant to Section 4(b)), and none of the provisions of the Plan that would otherwise limit or constrain the ability of the Company to make such assumption or substitution (such as the provisions hereof that require the issuance of Options with an exercise price at least equal to the Fair Market Value on the date of grant) shall apply to the awards issued in substitution of the awards granted in respect of the employees and service providers of such acquired business.
(e) Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall not vest over a period of less than one year from the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next Annual Meeting which is at least fifty (50) weeks after the immediately preceding year’s annual meeting; and (iii) any other Awards with respect to an aggregate number of shares of Common Stock subject to such Awards that does not exceed five percent (5%) of the Absolute Share Limit (subject to adjustment under Section 4(c)); and, provided, further, that the foregoing restriction shall not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of death, Disability or a Change of Control, in the terms of the Award Agreement or otherwise.
SECTION 5
STOCK OPTIONS
(a) Grant of Options. Subject to the provisions of Section 4 above, Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. Any Option granted as an Incentive Stock Option that nevertheless fails (either at the time of grant or any time thereafter as a result of accelerated vesting or otherwise) to meet the requirements of Section 422 of the Code, in whole or in part, shall be treated as an Option that is not an Incentive Stock Option to the extent of such failure. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that Incentive Stock Options may only be granted to Employees. The terms and conditions of each Option grant, including, but not limited to, the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, shall be evidenced in writing. Each such Option grant may also contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.
(b) Exercise Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. No Option granted hereunder may have its exercise price reduced (other than pursuant to the provisions of Section 4(c)) unless such action is expressly authorized by shareholder action in accordance with Section 11.
(c) Exercise of Options. The Committee shall determine the exercise schedule applicable with respect to any Option granted hereunder. Such schedule may require a minimum period of service that must be completed before all or a portion of such Option shall be exercisable, and may establish Performance Criteria to the exercise of such Option which are in addition to, in lieu of, or as an alternative to any service requirement. Subject to the provisions of this Section 5, once any portion of any Option has become exercisable it shall remain exercisable for its full term. The Committee shall determine the term of each Nonstatutory Stock Option or Incentive Stock Option granted hereunder, but in no event shall any such Option be exercisable for more than ten (10) years after the date on which it is granted.
(d) Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made (i) in cash or its equivalent; (ii) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) which have been owned by the person exercising the Option for at least six (6) months at the time of exercise; (iii) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price; or (iv) in accordance with any other procedure or arrangement approved by the Committee. Additionally, to the extent authorized by the Committee (whether at or after grant), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose.
(e) Incentive Stock Options. The terms of any Incentive Stock Option shall if requested by the Company, require the Participant to notify the Committee or its designee of any “disqualifying disposition” (as defined in Section 421(b) of the Code) of any Common Stock issued pursuant to the exercise of the Incentive Stock Option. The aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to an Incentive Stock Option grant, plus all other

Incentive Stock Options held by the individual, and which are first exercisable during any calendar year, may not exceed $100,000.
(f) Termination of Service.
(i) Due to Death. In the event a Participant’s Termination of Service by reason of death, any Options granted to such Participant shall become exercisable within one year following such termination unless otherwise set forth in the terms of the Award agreement.
(ii) Due to Disability. In the event a Participant’s Termination of Serviceby reason of Disability, any Options granted to such Participant shall become exercisable within one year following such termination unless otherwise set forth in the terms of the Award agreement.
(iii) Termination of Service For Cause. In the event of a Participant’s Termination of Service for Cause any Options granted to such Participant that have not yet been exercised prior to Termination of Service for Cause shall expire at the time of notification of such Termination of Service for Cause whether or not then vested and shall not be exercisable thereafter.
(iv) Termination of Service for Any Other Reason. Unless otherwise determined by the Committee at or following the time of grant, in the event of a Termination of Service of a Participant for any reason other than one described in Section 5(f)(i), (ii), or (iii) above, any Options granted to such Participant which are exercisable at the date of the Participant’s Termination of Service may be exercised by the Participant (or, in the event of the Participant’s death after Termination of Service when the Option is exercisable pursuant to its terms, by the Participant’s designated beneficiary, or, if none is named, by the person determined in accordance with Section 12(b)), at any time within 90 days following such Termination of Serviceunless otherwise set forth in the terms ofthe Award agreement.
SECTION 6
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
(a) Grant of Restricted Stock. The Committee may grant Restricted Stock or Restricted Stock Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. If Restricted Stock is evidenced by the issuance of stock certificates, the Committee shall require that such stock certificates be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of such Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award. The terms and conditions of each grant of Restricted Stock or Restricted Stock Units shall be evidenced in writing.
(b) Restrictions on Transferability. Except as provided in Section 12(a), no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Period of Restriction. The Committee shall determine the Period of Restriction applicable with respect to any award of Restricted Stock; The Committee may provide that the Period of Restriction on Restricted Stock shall lapse, in whole or in part, upon the achievement of Performance Criteria . The Committee may also provide that the Period of Restriction on Restricted Stock shall lapse, in whole or in part, upon the occurrence of such other events as the Committee, in its discretion, shall determine.
(c) Rights as a Shareholder. Unless otherwise determined by the Committee at the time of grant and subject to Section 3(e), Participants holding shares of Restricted Stock may exercise full voting rights and other rights as a shareholder with respect to those shares during the Period of Restriction.
(d) Termination of Employment for Any Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event of a Termination of Service for any reason, any Restricted Stock awarded to such Participant as to which the Period of Restriction has not lapsed shall be forfeited.
(e) Restricted Stock Units. The Committee may elect to grant any Participant Restricted Stock Units, which are intended to be the economic equivalent of an award of Restricted Stock. Any such Restricted Stock Units Award shall be made on substantially the same terms as apply to an Award of Restricted Stock under this Section 6, except that a Participant receiving such Award shall not have any rights as a shareholder prior to the actual issuance of such Common Stock (although, pursuant to Section 3(e), the Committee may authorize the payment of Dividend Equivalents on such rights equal to the dividends that would have been payable had the corresponding equity rights been outstanding shares of Common Stock).
SECTION 7
PERFORMANCE SHARES AND PERFORMANCE UNITS
(a) Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each

Participant receives for each or any Performance Period, and the Performance Criteria applicable in respect of such Performance Shares and Performance Units for each Performance Period. The Committee shall determine the duration of each Performance Period (the duration of Performance Periods may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants. Performance Periods may be no shorter than twelve months. Each grant of Performance Shares and Performance Units shall be evidenced in writing and shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Criteria applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.
(b) Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Criteria or the occurrence of any event or events, including a Change of Control, as the Committee shall determine, either at or after the time of grant. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on the Participant completing a minimum period of service following the date of grant or on such other conditions as the Committee shall specify.
(c) Performance Criteria. At the discretion of the Committee, Performance Criteria may be based on the total return to the Company’s shareholders, inclusive of dividends paid, during the applicable Performance Period (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: stock price, operating earnings, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, earnings before interest, taxes, depreciation and amortization, cash flow, earnings per share, return on invested capital, return on assets, economic value added, improvements in or attainment of working capital levels, or such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries. When establishing Performance Criteria for a Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.
(d) Certification of Attainment of Performance Criteria. As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the number of Performance Shares and the number and value of Performance Units which have been earned on the basis of performance in relation to the established Performance Criteria.
(e) Payment of Awards. Earned Performance Shares and the value of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s beneficiary, as soon as practicable after the expiration of the Performance Period and the Committee’s certification under paragraph 7(d) above, provided that (i) earned Performance Shares and the value of earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Shares or Performance Units pursuant to Section 10 shall be distributed in accordance with Section 10. The Committee shall determine whether Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Common Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of Common Stock on the date of the Committee’s certification under paragraph 7(d) above.
(f) Newly Eligible Participants. Notwithstanding anything in this Section 7 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares or Performance Units after the commencement of a Performance Period.
(g) Termination of Employment.
(i) Termination for any Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event of a Termination of Service during a Performance Period for any reason, all of the Participant’s rights to Performance Shares and Performance Units related to such Performance Period shall be immediately forfeited and canceled as of the date of such termination of Service.
(ii) Cause. Notwithstanding anything in this Section 7 to the contrary, a Participant’s rights in respect of unearned Performance Shares and Performance Units shall in all events be immediately forfeited and canceled as of the date of the Participant’s termination of employment for Cause.

SECTION 8
STOCK APPRECIATION RIGHTS
(a) Grant of SARs. SARs may be granted to any Participants, all Participants, any class of Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option, or may be granted on a freestanding basis, not related to any Option. The term and conditions of any SAR grant shall be evidenced in writing, and shall include such provisions not inconsistent with the Plan as the Committee shall determine.
(b) Terms and Conditions of SARs. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any Termination of Service on the Participant’s rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 5 above were the grant of the SARs a grant of an Option. The Committee shall determine the term of each SAR granted hereunder, but in no event shall any such SAR be exercisable for more than ten (10) years after the date on which it is granted. No SAR granted hereunder may have its base price reduced (other than pursuant to the provisions of Section 4(c)) unless such action is expressly authorized by shareholder action in accordance with Section 11.
(c) Exercise of Tandem SARs. SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.
(d) Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:
(i) the excess, if any, of the Fair Market Value of a share of Common Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by
(ii) the number of shares of Common Stock with respect to which the SARs are then being exercised.
SECTION 9
OTHER STOCK-BASED AWARDS
(a) Other Stock-Based Awards. The Committee may grant other types of equity-based and equity-related awards in addition to Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and SARs. Notwithstanding the immediately preceding sentence, except in the case of Other Stock-Based Awards issued in satisfaction of an obligation of the Company or any Subsidiary to make a payment in cash in respect of a Participant (including, but not limited to, when an annual or long-term incentive compensation award is satisfied with the issuance of shares of Common Stock instead of cash or in respect of a Participant’s accrued benefit under a deferred compensation plan), except as provided under Section 10. Each such Other Stock-Based Award shall be evidenced in writing and specify the terms and conditions applicable thereto. Any such Other Stock-Based Award may entail the transfer of actual shares of Common Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Common Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.
(b) Termination of Service. In addition to any other terms and conditions that may be specified by the Committee but subject to the limitations set forth in Section 9(a), each Other Stock-Based Award shall specify the impact of Termination of Service upon the rights of a Participant in respect of such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may be contain terms that are more or less favorable to the Participant.
SECTION 10
CHANGE OF CONTROL AND RELATED TRANSACTIONS
(a) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change of Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Board or the Committee: (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (ii) full exercisability or vesting of the outstanding Awards, (iii) the assumption or substitution for the outstanding Awards by the surviving entity or its parent or subsidiary as described below in Section 10(b), or (iii) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards as described below in Section 10(c). The Committee shall give written notice of any proposed transaction referred to in this Section 10 at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction).
(b) Assumption of Awards. No cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith, prior to the occurrence of a Change of Control, that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:
(i) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;
(ii) have substantially equivalent economic value to such Award (determined at the time of the Change of Control); and
(iii) have terms and conditions which provide that in the event that, during the 18-month period following the Change of Control, the Participant’s Termination of Service is involuntarily terminated for any reason (including, but not limited to a termination due to death, Disability or without Cause) or Constructively Terminated (as defined below), all of such Participant’s Options and/or SARs shall be deemed immediately and fully exercisable, the Period of Restriction shall lapse as to each of the Participant’s outstanding Restricted Stock awards, each of the Participant’s outstanding Restricted Stock Unit awards and Other Stock-Based Awards shall be payable in full, and Performance Share and/or Performance Unit awards shall be payable at the greater of target level or actual performance and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the Fair Market Value of such stock on the date of the Participant’s termination over the corresponding exercise or base price per share and, in the case of any Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award, the Fair Market Value of the number of shares of Common Stock subject or related thereto and in the case of any Performance Share and/or Performance Unit awards the number of shares of Common Stock subject or related thereto at the greater of target level or actual performance for such Award.
For this purpose, a Participant’s employment or service shall be deemed to have been Constructively Terminated if, without the Participant’s written consent, the Participant has a Termination of Service within 120 days following either (x) a material reduction in the Participant’s base salary or a Participant’s incentive compensation opportunity, or (y) the relocation of the Participant’s principal place of employment or service to a location more than 35 miles away from the Participant’s prior principal place of employment or service.
(c) Settlement and Payment. If upon a Change of Control, the Alternative Awards are not issued as set forth in Section 10(b) then the Committee shall provide that each Option and/or SAR shall, upon the occurrence of such Change of Control, be canceled in exchange for a payment per share in cash (the “Settlement Payment”) in an amount equal to the excess, if any, of the Change of Control Price over the exercise price for such Option or the base price of such SAR. Should the Committee authorize any Settlement Payments in respect of Options, the Committee may determine that any Options which have an exercise price per share below the Change of Control Price shall be deemed cancelled and satisfied in full for a deemed Settlement Payment of zero. The Committee shall also direct that each Restricted Stock Unit, Other Stock-Based Award, Performance Share and/or Performance Unit shall be settled in cash with its value determined based on the Change of Control Price and with such Performance Shares and/or Performance Units earned at the greater of target level or actual performance for such Award.
(d) Section 409A. Should any event constitute a Change of Control for purposes of the Plan, but not constitute a change of control within the meaning of Section 409A of the Code, then any payment of an amount that is otherwise accelerated will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

SECTION 11
AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN
The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, and the Committee may from time to time unilaterally amend or alter the terms of any Award theretofore granted, including any Award agreement, retroactively or otherwise, but no such amendment shall be inconsistent with the terms and conditions of the Plan or materially impair the previously accrued rights of the Participant to whom such Award was granted with respect to such Award without his or her consent, except such an amendment made to cause the Plan or such Award to comply with applicable law, tax rules, stock exchange rules or accounting rules. Any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option (or the base price at which a SAR) may be granted or otherwise permit the repricing of any outstanding Options or SARs having an exercise or base price in excess of the Fair Market Value of the underlying shares, including the cancellation of such awards in exchange for cash payments or other awards (other than in the context of a transaction referenced in Section 4(c)), (iii) extend the maximum term for Options or SARs granted hereunder or (iv) otherwise amend the Plan in a material fashion that would require the approval of shareholders under the applicable rules and regulations of any exchange or automated quotation system on which the Common Stock is listed to trade shall be subject to the approval of Company’s shareholders.
SECTION 12
MISCELLANEOUS PROVISIONS
(a) Transferability. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Section 12(b) below, provided that the Committee may permit transfers of Awards (other than Incentive Stock Options) to Family Members (including, without limitation, transfers effected by a domestic relations order) subject to such terms and conditions as the Committee shall determine.
(b) Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant’s death; provided that, if the Participant shall not have designated any beneficiary under this Plan, the Participant’s beneficiary shall be deemed to be the person designated by the Participant under the group life insurance plan of the Company or a Subsidiary in which such Participant participates (unless such designated beneficiary is not a Family Member). Each designation made hereunder will revoke all prior designations by the same Participant with respect to all Awards previously granted (including, solely for purposes of this Plan, any deemed designation), shall be in a form prescribed by the Committee, and will be effective only when received by the Committee in writing during the Participant’s lifetime. In the absence of any such effective designation (including a deemed designation), benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by the Participant’s estate. Except as otherwise expressly provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any rights or remedies under this Plan.
(c) Deferral of Payment. At the time any Award is granted (or such earlier time as the Committee may require), the Committee may permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued in connection with an Award provided that all such deferrals are in compliance with Section 409A of the Code.
(d) No Guarantee of Employment or Participation. The existence of this Plan, as in effect at any time or from time to time, or any grant of Award under the Plan shall not interfere with or limit in any way the rights of the Company or any Subsidiary to terminate any Participant’s employment or other service provider relationship at any time, nor confer upon any Participant any rights to continue in the employ or service of the Company or any Subsidiary or any other affiliate of the Company. Except to the extent expressly selected by the Committee to be a Participant, no person (whether or not an Employee, an Agent or a Participant) shall at any time have a right to be selected for participation in the Plan or, having been selected as a Participant, to receive any additional awards hereunder, despite having previously participated in an incentive or bonus plan of the Company or an affiliate. The existence of the Plan shall not be deemed to constitute a contract of employment between the Company or any affiliate and any Employee, Agent, Consultant or Participant, nor shall it constitute a right to remain in the employ or service of the Company or any affiliate. Except as may be provided in a separate written agreement, employment with or service for the Company or any affiliate is at-will and either party may terminate the participant’s employment or other service provider relationship at any time, for any reason, with or without cause or notice.
(e) Tax Withholding. The Company, any Subsidiary or an affiliate shall have the right to deduct from all payments or distributions hereunder any federal, state, foreign or local taxes or other obligations required by law to be withheld with respect thereto. The Company may defer issuance of Common Stock in respect of any Award until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Common Stock otherwise to be issued under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock, in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date on which the applicable tax liability is determined not in excess of the maximum amount required to satisfy the statutory withholding tax obligations with respect to any Award.
(f) Section 409A. To the extent applicable, the Plan and Award agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan, the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, (b) comply with the requirements of Section 409A of the Code or (c) comply with any correction procedures available with respect to Section 409A of the Code. Notwithstanding anything else contained in this Plan or any Award agreement to the contrary, if a Participant is a “specified employee” as determined pursuant to Section 409A under any Company Specified Employee policy in effect at the time of the Participant’s “separation from service” (as determined under Section 409A) or, if no such policy is in effect, as defined in Section 409A of the Code, then, to the extent necessary to comply with, and avoid imposition on such Participant of any tax penalty imposed under, Section 409A of the Code, any payment required to be made to a Participant hereunder upon or following his or her separation from service shall be delayed until the first to occur of (i) the six‑month anniversary of the Participant’s separation from service and (ii) the Participant’s death. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum during the ten (10) day period following the lapsing of the delay period. No provision of this Plan or an Award agreement shall be construed to indemnify any Participant for any taxes incurred by reason of Section 409A (or timing of incurrence thereof), other than an express indemnification provision therefor.
(g) No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company or any affiliate under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any affiliate thereof or the Committee not expressly set forth in the Plan.
(h) Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(i) Term of Plan. The Plan shall continue in effect, unless sooner terminated pursuant to Section 11 above, until _________, 2031, the tenth anniversary of the date of approval of the Plan by the Board.
(j) Governing Law. The Plan, and all Awards granted hereunder (and the terms and conditions of any document evidencing any such grant), shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.
(k) No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, Awards shall not be treated as compensation for purposes of calculating an Employee’s or Agent’s right or benefits under any such plan, policy or program.
(l) No Constraint on Corporate Action. Except as provided in Section 11 above, nothing contained in this Plan shall be construed to prevent the Company, or any affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any awards made under this Plan. No director, beneficiary, or other person shall have any claim against the Company, or any of its affiliates, as a result of any such action.
(m) Indemnification. Each member of the Board and each member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member of the Board or Committee in connection with or resulting from any claim, action, suit, or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company’s approval, or paid by such member in satisfaction of any judgment in any such action, suit, or proceeding against such member, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company’s Restated Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.
(n) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any Award until the Participant shall have become the holder of record of such shares.
(o) Captions. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.(p) Clawbacks. The Committee may, in its discretion, specify in an Award agreement or a policy that will be deemed incorporated into an Award agreement by reference (regardless of whether such policy is established before or after the date of such Award agreement), that a Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, rescission or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting, restrictions or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Service with or without cause, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice and Proxy Statement and Stockholder Letter are available at www.proxyvote.com.

D45107-P50074

RENEWABLE ENERGY GROUP, INC.
Annual Meeting of Stockholders
May 18, 2021, 10:00 AM Central Daylight Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Cynthia J. Warner and Todd Robinson, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Renewable Energy Group, Inc. that the undersigned is/are entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders to be held at 10:00 AM, CDT on May 18, 2021, at the offices of Renewable Energy Group, Inc., 416 South Bell Avenue, Ames, Iowa 50010 and any adjournment or postponement thereof, with all powers which the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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RENEWABLE ENERGY GROUP INC.
ATTN: NATALIE A. MERRILL
416 SOUTH BELL AVENUE
AMES, IA 50010

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D45106-P50074 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RENEWABLE ENERGY GROUP, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. James C. Borel	☐	☐	☐
1b. Cynthia J. Warner	☐	☐	☐
1c. Walter Berger	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.	☐	☐	☐
4. Approval of the Renewable Energy Group 2021 Stock Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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